UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Prudential Financial, Inc.

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Proxy
Statement

for Annual Meeting

of Shareholders to be

held on May 11, 2010

2	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

March 22, 2010

LETTER FROM THE BOARD OF DIRECTORS TO OUR SHAREHOLDERS

As stewards of the Company, we are committed to governing Prudential in an effective and transparent manner. We hold ourselves to high standards with respect to governance “best practices” and we believe that communicating with you on significant matters is an important part of our obligation to align governance and management with the best interests of shareholders. This letter addresses several aspects of our governance practices that are of particular contemporary interest.

Financial services companies operated in a very stressful environment in 2009, and every aspect of governance, management, and financial strength were harshly tested. Prudential distinguished itself in that difficult environment, as management led the company through the financial crisis without needing government assistance while meeting our business commitments and building momentum in the marketplace. As we reflect on the challenges of 2009 and consider the widespread difficulties faced by many financial institutions, we are pleased with Prudential’s outcome and proud of our management team and all of our associates. The fundamental strengths of the Company and the skill and judgment of our leaders served us very well.

As part of our ongoing process, we initiated a number of measures to support and enhance our governance practices. These include adopting a shareholder advisory vote on executive compensation, taking further steps to more closely align compensation programs to performance and introducing a clawback feature tied to Prudential’s new Mid-Term Performance Program.

We have been responsive to concerns that have been raised in the market about governance practices, especially as they relate to compensation and risk. While we believe that the Company’s performance reflects a healthy and appropriate governance environment, we continue to review our policies and processes. The following highlights the key elements of new measures we have undertaken, which are described in detail or referenced in the accompanying proxy statement.

—	Adopted Shareholder Advisory Vote on Executive Compensation or “Say on Pay”: After hearing from our shareholders, in October 2009 we took the proactive step of adopting an advisory shareholder vote on executive compensation. The advisory vote becomes effective at the upcoming annual meeting and will be conducted at least every other year thereafter. This vote will provide shareholders with an opportunity to let us know their assessment of the overall executive compensation policies and procedures employed by the Compensation Committee when making compensation decisions for our named executive officers.

—	More Closely Aligned Executive Compensation to Measurable and Meaningful Performance: The Board has made strides to be at the forefront of shareholder-friendly executive compensation policies rooted in our pay for measurable performance philosophy. Early in 2010, the Compensation Committee made modifications to Prudential’s Annual Incentive Award criteria and Long-Term Performance Program. It also created a new Mid-Term Performance Program that is funded from existing programs and links compensation to Prudential’s book value. It complements our short-term and long-term incentive programs.

Consistent with Prudential’s compensation philosophy, the Board recognized more than 15,000 employees with a one-time special award for their service and contributions from the value realized through the sale of the Wachovia joint venture investment. In addition to contributing significantly to the Company’s financial results and further strengthening Prudential’s capital position, this sale positions the Company to take advantage of new opportunities for growth and creation of value for shareholders going forward.

—	Introduced a Clawback Provision to Executive Compensation as Part of Mid-Term Performance Program: Through the leadership of our Compensation Committee, we directed a rigorous review of our compensation programs to analyze whether they lead to risk-taking that is beyond management’s ability to monitor and control. While we did not find any current programs likely to lead to excessive risk-taking, we have incorporated into Prudential’s new Mid-Term Performance Program a specific clawback forfeiture provision that holds individuals accountable for a material financial misstatement.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	3

—	Provided More Detailed Information about Board Composition and Leadership: The decisions shareholders make about the Board’s composition are vital to the direction of Prudential. This year, as required by new SEC rules, we are providing additional information about the experiences and qualifications of each Director, the qualities they bring to the Board, how diversity is factored into nomination decisions, and the rationale for the Board leadership structure.

We consider the composition of the Board on an annual basis and evaluate the qualifications and contributions of each Director as part of an assessment of the long-term strategy and future needs of the Company. Our goal is to attract and retain Board members whose experiences and viewpoints support robust discussion and decision-making.

Our Board leadership is designed to position the Board to be both efficient and objective. The role of our Lead Director is to provide a strong independent influence generally on Board activities but, more specifically, on setting the Board’s agenda and determining its information needs. Each independent Director is expected to take a leadership role that requires active engagement, objectivity and an obligation to bring to the attention of the Board any issue that he or she believes is important.

—	Actively Engaged in Succession Planning: The Board is actively engaged in talent management and how it supports our business strategy. This includes detailed discussions regarding the Company’s global leadership “bench” and succession plans with a focus on key positions at the senior officer level.

In addition, the Committees of the Board regularly discuss the talent pipeline for specific critical roles. Leaders with high potential are given exposure and visibility to Directors through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce including climate, diversity, recruiting and development programs.

—	Conducted Rigorous Review of Risk Oversight: Effective risk management is at the heart of the Company’s 135 years of success. Never has that been more apparent than in the last year. The Board and senior management successfully navigated the global economic downturn without accessing TARP or the FDIC’s Temporary Liquidity Guarantee Program. The entire Board devoted a significant amount of time and attention to risk oversight issues to create the proper balance between risk and return in Prudential’s strategic plans and operations. The Board oversees risk both as a whole Board and through its Committees. Various Board Committees share the delegated task of monitoring management’s processes for identifying and mitigating risk, based on risk type and the specific expertise of the Committee. In general, the Audit Committee oversees risks related to financial controls, the Finance Committee oversees risks involving capital and liquidity, the Investment Committee oversees investment risk, and the Compensation Committee oversees risk involving our compensation plans. As these risks often overlap, these Committees hold joint meetings or discuss various issues with the full Board. Any of the independent Directors may request a joint meeting or that a particular issue be addressed at any Committee or Board meeting.

4	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

We value your opinions, interests and concerns and invite you to write to us with your reactions and suggestions at the address below. You can also email the independent Directors at IndependentDirectors@prudential.com or provide feedback on executive compensation at www.prudential.com/Executivecomp. By continuing to have an open dialog with you – our shareholders – we are better positioned to fulfill our obligations to Prudential.

The Board of Directors of Prudential Financial, Inc.

Thomas J. Baltimore, Jr.	Frederic K. Becker	Gordon M. Bethune

Gaston Caperton	Gilbert F. Casellas	James G. Cullen

William H. Gray III	Mark B. Grier	Jon F. Hanson

Constance J. Horner	Karl J. Krapek	Christine A. Poon

John R. Strangfeld	James A. Unruh

Write to us at:

Prudential Financial, Inc. Board of Directors c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	5

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

March 22, 2010

Dear Fellow Shareholder:

We are pleased to invite you to the Annual Meeting of Shareholders to be held on May 11, 2010, at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102 at 2:00 p.m.

We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. This will ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

As always, each shareholder’s vote is very important to the Company. If you hold your shares through a broker, bank or other nominee, it is even more important that you vote your shares this year as there are new requirements that prevent your broker, bank or other nominee from voting on your behalf on the election of directors, as they have in the past. If you do not vote your shares, your opinion will not be heard.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

6	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PRUDENTIAL FINANCIAL, INC.

Date:	May 11, 2010
Time:	2:00 p.m.
Place:	Prudential Financial’s Corporate Headquarters
751 Broad Street, Newark, NJ 07102

Matters to be voted on:

1.	Election of the 13 directors named in the proxy statement;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010;

3.	Advisory vote on executive compensation; and

4.	Any other matters that may properly be brought before the meeting.

Shareholders of record at the close of business on March 12, 2010, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

If you are attending the meeting in person, you will be asked to present your admission ticket and photo identification, such as a driver’s license. See “Attending the Annual Meeting” on page 61.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Vice President and Corporate Secretary

March 22, 2010

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, we sent shareholders of record at the close of business on March 12, 2010, a Notice of Internet Availability of Proxy Materials (Notice) or a full set of proxy materials on or about March 22, 2010. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2009, via the Internet and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to Be Held on May 11, 2010. Our 2010 Proxy Statement and Annual Report for the year ended December 31, 2009, are available free of charge on our website at www.investor.prudential.com.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	7

PROXY STATEMENT

The Board of Directors of Prudential Financial, Inc. (Prudential Financial or the Company) is providing this proxy statement in connection with the Annual Meeting of Shareholders to be held on May 11, 2010, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 22, 2010.

8	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors. Each has agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2010 Annual Meeting. All but one director attended the 2009 Annual Meeting.

Frederic K. Becker, who is a current member of the Board of the Company and who has been on the Board of our insurance subsidiary since 1994, has attained the age of 74 and will not be standing for reelection. As a result, the Board of Directors will be reduced to 13 subsequent to the Annual Meeting.

Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies intend to vote your shares for any substitute nominee proposed by the Board of Directors. The Board also may choose to reduce the number of directors to be elected, as permitted by our By-laws.

DIRECTOR CRITERIA,

QUALIFICATIONS AND EXPERIENCE

The Corporate Governance and Business Ethics Committee performs a skills/qualities assessment to ensure that the Board has the skills and the experience to properly oversee the interests of the Company. Generally, the Corporate Governance and Business Ethics Committee reviews both the short and long-term plans of the Company to determine what current and future skills and experience are required of the Board. The Committee then compares those skills to the skills of the Company’s current directors and potential director candidates. The Corporate Governance and Business Ethics Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity. While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Corporate Governance and Business Ethics Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts.

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management and real estate services. As such, the Corporate Governance and Business Ethics Committee looks for its current and potential directors collectively to have the following mix of skills and qualifications, some of which are described in more detail below:

Directors Skills and Qualifications

financial services	business head/administration
risk management	international
insurance industry	business ethics
finance/capital allocation	business operations
academia/education	marketing/sales
corporate governance	technology/systems
financial expert/literacy	government/public policy
investment	talent management
real estate

The Corporate Governance and Business Ethics committee seeks directors who have these qualities to achieve the ultimate goal of a well-rounded, diverse Board that functions well as a unit, which is of critical importance to the Company.

Additionally, the Corporate Governance and Business Ethics Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Corporate Governance and Business Ethics Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors include past performance on the Board and contributions to their respective committees. With respect to the Board’s slate of director nominees, the Board has also considered whether the slate, taken as a whole has representatives with the following qualifications and experience, as indicated in their biographies:

•	Industry Experience, such as in the areas of insurance, financial services and real estate, is important in understanding and reviewing our business and strategy.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	9

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

•	Risk Management Experience is critical to the Board’s role in overseeing the risks facing the Company.

•	Finance/Capital Allocation and Investment Experience is important in evaluating our financial statements and capital structure.

•	Corporate Governance Experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.

•

Business Head/Administration Experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.

•	International Experience is important given our global presence.

•	Business Operations Experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.

•	Marketing/Sales Experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.

•	Government/Public Policy Experience is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.

•	Talent Management Experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.

•	Legal Experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.

DIRECTOR NOMINEES

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

Thomas J. Baltimore, Jr. Age: 46

Director Since:

October 2008

Prudential Committees:

•	Finance

•	Investment

Public Directorships:

•	Integra Life Sciences Corporation

•	Duke Realty Corporation

Mr. Baltimore has served as Co-Founder and President of RLJ Development, LLC (a privately-held real estate investment company) since 2000 with nearly $2 billion in equity under management. He served as Vice President – Gaming Acquisitions of Hilton Hotels Corporation (a global lodging company) from 1997 to 1998 and later as Vice President – Development and Finance from 1999 to 2000. He also served in various management positions with Host Marriott Services, including Vice President – Business Development, from 1994 to 1996.

As the Co-Founder and President of a real estate investment company, Mr. Baltimore’s qualifications and experience include business operations, real estate and investments.

Gordon M. Bethune Age: 68

Director Since:

February 2005

Prudential Committees:

•	Compensation

•	Corporate Governance and Business Ethics

Public Directorships:

•	Honeywell International Inc.

•	Sprint Nextel Corporation

Former Directorships Held During the Past Five Years:

•	Aloha Airgroup, Inc. (Chairman, March 2008)

•	Willis Group Holdings (February 2008)

Mr. Bethune has served as Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. Mr. Bethune was Chairman and Chief Executive Officer of Continental Airlines, Inc. (an international commercial airline company) from 1996 until his retirement in December 2004. Mr. Bethune was the President and Chief Executive Officer of Continental Airlines from November 1994 to 1996 and served as President and Chief Operating Officer from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines (various airline companies).

As Managing Director of a travel advisory firm and former Chairman and CEO of an international commercial airline company, Mr. Bethune’s qualifications and experience include business head/administration, business operations, international, talent management and marketing/sales.

10	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Gaston Caperton Age: 70

Director Since:

June 2004

Prudential Committees:

•	Finance

•	Investment

Public Directorships:

•	Owens Corning

•	United Bankshares Inc.

Private Directorships:

•	Energy Corporation of America

Mr. Caperton has served since 1999 as President of The College Board (a non-profit membership association of 5,600 schools, colleges and universities). Mr. Caperton served as the Governor of the state of West Virginia from 1988 to 1996. From 1963 to 1987, he was an entrepreneur and was CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States. From 1997 to 1999, he was a fellow at the Harvard University’s John F. Kennedy Institute of Politics and taught and was an Executive Director of Columbia University’s Institute on Education & Government at Teachers College from 1997 to 1999.

As President of a non-profit association and former Governor and owner of an insurance brokerage firm, Mr. Caperton’s qualifications and experience include administration, insurance, government/public policy and marketing/sales.

Gilbert F. Casellas Age: 57

Director Since:

January 2001 (Director of Prudential Insurance since April 1998)

Prudential Committees:

•	Audit

Private Directorships:

•	The Swarthmore Group

Mr. Casellas has served as Vice President, Corporate Responsibility of Dell Inc. (a global computer manufacturer) since October 2007.

He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC (a law firm) from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and Chief Executive Officer of Q-linx, Inc. (a software developer). He served as the President and Chief Operating Officer of The Swarthmore Group, Inc. (an SEC registered investment advisory firm) from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. Equal Employment Opportunity Commission from 1994 to 1998, and General Counsel, U.S. Department of the Air Force from 1993 to 1994.

As the Vice President, Corporate Responsibility of a Fortune 100 company and a lawyer and former CEO, Mr. Casellas’ qualifications and experience include business operations, investment, government/public policy, legal and risk management.

James G. Cullen Age: 67

Director Since:

January 2001 (Director of Prudential Insurance since April 1994)

Prudential Committees:

•	Audit

•	Compensation (Chair)

•	Executive

Public Directorships:

•	Agilent Technologies, Inc (Non-Executive Chairman)

•	Johnson & Johnson

•	NeuStar, Inc.

Mr. Cullen served as the President and Chief Operating Officer of Bell Atlantic Corporation (a global telecommunications company) from December 1998 until his retirement in June 2000. Mr. Cullen was the President and Chief Executive Officer, Telecom Group, Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997.

As the President and Chief Operating Officer of a global company, Mr. Cullen’s qualifications and experience include business head/administration, talent management, business operations, international and marketing/sales.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	11

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

William H. Gray III Age: 68

Director Since:

January 2001 (Director of Prudential Insurance since September 1991)

Prudential Committees:

•	Corporate Governance and Business Ethics (Chair)

•	Executive

Public Directorships:

•	Dell Inc.

•	JPMorgan Chase & Co.

•	Pfizer Inc.

Former Directorships Held During the Past Five Years:

•	Rockwell Automation Inc. (February 2005)

•	Visteon Corporation (January 2010)

Mr. Gray is Co-Chairman of GrayLoeffler, LLC (a business advisory and government relations firm, formerly the Amani Group) since 2009. He served as the Chairman of the Amani Group from 2004 to 2009. Mr. Gray served as President and Chief Executive Officer of The College Fund/UNCF (a philanthropic foundation) from 1991 until his retirement in 2004. From 1979 to 1991, Mr. Gray served as a Member of the U.S. House of Representatives.

As the former President and CEO of a philanthropic foundation and former Member of the U.S. House of Representatives, Mr. Gray’s qualifications and experience include corporate governance, government/public policy, business head/administration and business operations.

Mark B. Grier Age: 57

Director Since:

January 2008

Mr. Grier has served as Vice Chairman and a member of Prudential Financial’s Office of the Chairman since August 2002. From April 2007 through January 2008 he served as Vice Chairman overseeing the International Insurance and Investments as well as the Global Marketing and Communications divisions. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995–1997 and has served in various executive roles.

Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

As an executive of Prudential Financial, Mr. Grier’s qualifications and experience include finance/capital allocation, business leadership, corporate strategy, mergers and acquisitions, international and risk management.

Jon F. Hanson Age: 73

Director Since:

January 2001 (Director of Prudential Insurance since April 1991)

Lead Director Since: 2009

Prudential Committees:

•	Executive (Chair)

•	Finance (Chair)

•	Investment (Chair)

Public Directorships:

•	HealthSouth Corporation (Non-Executive Chairman)

•	Pascack Community Bank (Non-Executive Chairman)

Private Directorships:

•	James E. Hanson Management Company

•	The Hampshire Companies (Chairman)

•	Yankee Global Enterprises

Former Directorships Held During the Past Five Years:

•	Consolidated Delivery Logistics, Inc. (June 2006)

Mr. Hanson has served as Chairman of The Hampshire Companies (a real estate investment fund management firm) since 1976. Mr. Hanson now serves as the Chairman, New Jersey Gaming, Sports and Entertainment Advisory Commission.

As Chairman of a real estate investment fund management firm, Mr. Hanson’s qualifications and experience include real estate, investment, government/public policy, business operations, corporate governance and risk management.

12	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Constance J. Horner Age: 68

Director Since:

January 2001 (Director of Prudential Insurance since April 1994)

Prudential Committees:

•	Compensation

•	Corporate Governance and Business Ethics

Public Directorships:

•	Ingersoll-Rand Company Limited

•	Pfizer Inc.

Mrs. Horner served as a Guest Scholar at The Brookings Institution (non-partisan research institute) from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Mrs. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

As a former Guest Scholar at The Brookings Institution and former Federal government official, Mrs. Horner’s qualifications and experience include administration, corporate governance, government/public policy and talent management.

Karl J. Krapek Age: 61

Director Since:

January 2004

Prudential Committees:

•	Finance

•	Investment

Public Directorships:

•	The Connecticut Bank & Trust Company

•	Visteon Corporation

•	Northrup Grumman Corporation

Former Directorships Held During the Past Five Years:

•	Delta Airlines, Inc. (March 2007)

•	Alcatel-Lucent (October 2008)

Mr. Krapek served as the President and Chief Operating Officer of United Technologies Corporation (a diversified aerospace and industrial products company) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at United Technologies Corporation, which he joined in 1982.

As a former executive at a Fortune 100 company, Mr. Krapek’s qualifications and experience include business operations, technology and international.

Christine A. Poon Age: 57

Director Since:

September 2006

Prudential Committees:

•	Finance

•	Investment

Public Directorships:

•	Koninklijke Philips Electronics NV

Former Directorships Held During the Past Five Years:

•	Johnson & Johnson (March 2009)

Ms. Poon has served as Dean of Fisher College of Business, The Ohio State University since May 2009. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson (a global healthcare products and services company) from 2005 until her retirement on March 1, 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb (a global biopharmaceutical company) for 15 years.

As the Dean of a university and former executive of a Fortune 100 company, Ms. Poon’s qualifications and experience include business head/administration, business operations, international and marketing/sales.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	13

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

John R. Strangfeld Age: 56

Director Since:

January 2008

(Elected Chairman May 2008)

Mr. Strangfeld has served as Chairman, Chief Executive Officer, and President of Prudential Financial since 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investments divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

As Chairman and CEO of Prudential Financial, Mr. Strangfeld’s qualifications and experience include business leadership, corporate strategy, talent management, mergers and acquisitions, investment management, risk management, corporate governance and international.

James A. Unruh Age: 68

Director Since:

January 2001

(Director of Prudential Insurance since April 1996)

Prudential Committees:

•	Audit

Public Directorships:

•	CSG Systems International, Inc.

•	Qwest Communications International, Inc.

•	Tenet Healthcare Corporation

Private Directorships:

•	Steton Technology Group, Inc.

•	VTI Instruments, Inc.

•	Worldlink Integration Group, Inc.

Mr. Unruh became a founding Member of Alerion Capital Group, LLC (a private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation (a global information technology consulting services and solutions company) from 1987 to 1997, serving as its Chairman and Chief Executive Officer from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation (a business equipment manufacturer), from 1982 to 1987.

As a founding Member of a private equity investment group and former CEO, Mr. Unruh’s qualifications and experience include marketing/sales, finance/capital allocation and investments, business operations, international and risk management.

14	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which helps us to compete more effectively, sustain our success and build long-term shareholder value. The Board of Directors reviews the Company’s policies and business strategies and advises and counsels the Chief Executive Officer and the other executive officers who manage the Company’s businesses. The Board of Directors has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company.

The full text of the Corporate Governance Principles, as well as the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.investor.prudential.com. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board of Directors and extending to management and all employees. In this section, we describe some of our key governance policies and practices. In addition, we solicit feedback from our shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

PROCESS FOR SELECTING DIRECTORS

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Corporate Governance and Business Ethics Committee is seeking one or more candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Corporate Governance and Business Ethics Committee is being assisted with its recruitment efforts by an independent search firm under retainer to recommend candidates that satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Corporate Governance and Business Ethics Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.” Shareholders recommending candidates for consideration should send their recommendations to the attention of the Chief Governance Officer and Corporate Secretary at 751 Broad Street, Newark, NJ 07102. Shareholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals” in this proxy statement.

DIRECTOR ATTENDANCE

During 2009, the Board of Directors held 16 meetings. Each of the incumbent Directors of the Board attended at least 91.3% of the combined total meetings of the full Board and the committees on which he or she served in 2009. The average attendance of all Directors in 2009 was 97.5%.

DIRECTOR INDEPENDENCE

The current Board consists of 14 Directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board has determined that all of the 12 non-employee Directors (Ms. Horner and Ms. Poon and Messrs. Baltimore, Becker, Bethune, Caperton, Casellas, Cullen, Gray, Hanson, Krapek and Unruh) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles. The definition of independence adopted by the Board is in Appendix A.

The Board conducted an annual review of director independence and affirmatively determined that all of the non-employee Directors are independent. In making this determination the Board considers that in the ordinary course of business transactions may occur between the Company and its subsidiaries and entities with

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	15

CORPORATE GOVERNANCE (CONTINUED)

which some of our Directors are or have been affiliated which are determined to be categorically immaterial. During this review process, the Board identified and took into account the following relationships: Mr. Casellas is an executive officer of Dell, Inc., and Ms. Poon is an executive officer of Ohio State University. From time to time, in the ordinary course of business, the Company and its subsidiaries may conduct business with Dell, Inc. and Ohio State University. Each of these relationships were clearly immaterial and did not reach the applicable threshold levels set forth in our independence standards.

MAJORITY VOTING FOR DIRECTORS

Our By-laws provide a majority voting standard for election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

INDEPENDENT DIRECTOR MEETINGS

The independent directors generally meet in executive session, as part of each regularly scheduled Board meeting, with the Lead Independent Director presiding.

BOARD LEADERSHIP

Currently, our Board leadership structure consists of a Chairman (who is also Chief Executive Officer), a Lead Independent Director, who is elected by the independent directors, and strong committee chairs. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and Chief Executive Officer, but considers the continued appropriateness of this structure at least annually. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance.

Accordingly, our Corporate Governance Principles require that the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but no more than three years. The charter for the Lead Independent Director can be found at www.investor.prudential.com. Jon F. Hanson, who also serves as Chairman of the Executive, Investment and Finance Committees, was elected in May 2009 as Lead Independent Director by the independent directors.

The Lead Independent Director’s responsibilities include:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Be authorized to call meetings of the independent directors.

•	Serve as principal liaison on Board-wide issues between the independent directors and the Chairman.

•	Approve the quality, quantity, appropriateness and timeliness of information sent to the Board as well as approving meeting agenda items.

•	Facilitate the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure that there is sufficient time for discussion of all agenda items.

•	Be authorized to retain outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

•	Ensure that he/she be available, if requested by shareholders, when appropriate, for consultation and direct communication.

The Board believes that its current governance structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Coupled with a Lead Independent Director, this structure provides strong independent oversight of management.

BOARD RISK OVERSIGHT

The Board of Directors is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk. The Board oversees risks both as a whole Board and through its committees. Certain important categories of risk are assigned to designated Board committees (which are comprised solely of independent Directors) who report back to the full Board. In general, the Audit Committee oversees risks related to financial controls, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function. The Finance Committee oversees risks involving capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, statutory insurance reserves and policyholder dividends, and the strength of the finance function. The Investment Committee oversees investment risk and the strength of the investment function. The Compensation Committee oversees our compensation programs so that they do not incentivize excessive risk-taking. As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

16	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

In performing their oversight responsibilities, the Board and committees review policies and guidelines that senior management uses to manage the Company’s risk exposure as to material categories of risk. In addition, the Board and committees review the performance and functioning of the Company’s overall risk function and senior management’s establishment of appropriate systems for managing credit/counterparty risk, market risk, interest rate and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk. The Board and committees also oversee senior management’s activities in connection with capital management and liquidity planning.

During 2009, the full Board received reports on the most important strategic issues and risks facing the Company. In addition, the Board and committees receive regular reports from the Company’s Chief Risk Officer or other senior managers regarding compliance with applicable risk related policies, procedures and limits.

We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. We note that risk management is an integral part of the Company’s culture: the Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department, employee appraisals take into consideration sound risk management, and compliance sits outside of the business to separate management and oversight.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In the fall of 2009, management undertook a review of the Company’s compensation programs to assess the risks arising from our compensation policies and practices. Management presented this risk assessment to the Compensation Committee in January 2010 for its consideration. The risk assessment included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could encourage or mitigate risk-taking. As part of the risk assessment, the following were considered: (i) the Company’s compensation plans allow for discretionary adjustments to the ultimate outcomes, which serves to mitigate risk-taking; and (ii) the

Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk in order to achieve incentives under the compensation plans. Moreover, senior management also is subject to a share retention policy, and the majority of senior management compensation is paid over a multiple year cycle, a compensation structure that is intended to align incentives with appropriate risk- taking. The Committee agreed with the study’s findings that the risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

SUCCESSION PLANNING

Prudential Financial’s Board of Directors is actively engaged and involved in talent management. Annually, the Board reviews the Company’s people strategy in support of its business strategy. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including climate, diversity, recruiting and development programs.

COMMUNICATION WITH DIRECTORS

Shareholders may communicate with any of the independent directors, including Committee Chairs and the Lead Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

    Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@prudential.com

Feedback on Executive Compensation: Shareholders can also provide feedback on executive compensation at the following website www.prudential.com/Executivecomp.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	17

CORPORATE GOVERNANCE (CONTINUED)

The Chief Governance Officer and Corporate Secretary of the Company reviews communications from shareholders to the independent directors and forwards the communications to the independent directors as appropriate. Communication from shareholders that pertains to non-financial matters will be forwarded as soon as practicable. Communication received from interested parties regarding accounting or auditing matters will be forwarded to the appropriate Board members in accordance with the time frames established by the Audit Committee for the receipt of communications dealing with these matters. In addition, communication that involves customer service matters will be forwarded to the appropriate directors in accordance with internal procedures for responding to such matters.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of: the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls, legal, regulatory and compliance risks, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates their independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that Messrs. Cullen and Unruh are audit committee financial experts as defined by the SEC.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Company’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies and its political contributions policy.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to the capital structure of the Company, including borrowing levels, subsidiary structure and major capital expenditures.

18	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

COMMITTEES OF THE BOARD OF DIRECTORS

Director	Audit	Compensation	Corporate Governance and Business Ethics	Executive	Finance	Investment
Thomas J. Baltimore, Jr.					•	•
Frederic K. Becker	CHAIR			•
Gordon M. Bethune		•	•
Gaston Caperton					•	•
Gilbert F. Casellas	•
James G. Cullen	•	CHAIR		•
William H. Gray III			CHAIR	•
Mark B. Grier
Jon F. Hanson				CHAIR	CHAIR	CHAIR
Constance J. Horner		•	•
Karl J. Krapek					•	•
Christine A. Poon					•	•
John R. Strangfeld
James A. Unruh	•
2009 Meetings	14	6	7	0	10	8

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; review the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company has adopted a Related Party Transaction Approval Policy that applies to:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•

a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	19

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2010. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2009 and 2008.

WORLDWIDE FEES (IN MILLIONS)

Service	2009	2008
Audit(A)	$38	$36
Audit-Related(B)	$6	$4
Tax(C)	$1	$1
All Other	—	—
Total	$45	$41

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on acquisitions and International Financial Reporting Standards (IFRS).

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2009, tax compliance and preparation fees total $1M and tax advisory fees total $0.1M and in 2008, tax compliance and preparation fees total $1M and tax advisory fees total $0.1M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $8M in 2009 and $8M in 2008 and that all of these fees relate to audit, audit-related and tax services.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

AUDIT COMMITTEE PRE-APPROVAL

POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

20	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

All Audit, Audit-Related, Tax and All Other fees described above were approved by the Audit Committee before services were rendered.

The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers as the Company’s independent auditor for 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2010.

Four non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that Messrs. Unruh and Cullen satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the SEC.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2009 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with

Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective examinations. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter; and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

THE AUDIT COMMITTEE

Frederic K. Becker (Chairman)

Gilbert F. Casellas

James G. Cullen

James A. Unruh

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	21

ITEM 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance and recognizes the interest its shareholders have expressed in the Company’s compensation program. As a part of that commitment, we are proactively providing our shareholders with the right to cast a non-binding, advisory vote on our executive compensation program and policies every other year.

Accordingly, shareholders are being asked to vote at the Annual Meeting on our executive compensation policies and procedures for the named executive officers, as described in the Compensation Discussion and Analysis as included in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our fiscal year 2009 executive compensation programs and policies for the named executive officers through the following resolution(s):

RESOLVED, that shareholders of Prudential Financial, Inc. (the “Company”) approve the overall executive compensation policies and procedures employed by the Company for its named executive officers set forth in the proxy statement’s Summary Compensation

Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT, as described in the Compensation Discussion and Analysis.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors will, however, take into account the outcome of the say-on-pay vote when considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table shows all entities that are the beneficial owners of more than 5% of any class of Prudential Financial’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA(1) c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	885,714	44.3%
Class B Stock	Lexington Insurance Company(1) c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	914,286	45.7%
Class B Stock	Pacific LifeCorp 700 Newport Center Drive Newport Beach, CA 92660	200,000	10.0%

(1)	National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG’s beneficially owning 90% of the Class B Stock.

To our knowledge, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

22	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

VOTING SECURITIES AND PRINCIPAL HOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS (continued)

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 12, 2010, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group.

Name of Beneficial Owner	Common Stock		Number of Shares Subject to Exercisable Options	Number of Shares Beneficially Owned(1)	Director Deferred Stock Units/ Additional Underlying Units(2,3,4,5)	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	8,009	8,259
Frederic K. Becker	28,610			28,610	0	28,610
Gordon M. Bethune	200			200	10,742	10,942
Gaston Caperton	250			250	18,712	18,962
Gilbert F. Casellas	500			500	20,936	21,436
James G. Cullen	2,033			2,033	32,402	34,435
William H. Gray III	1,013			1,013	20,766	21,779
Jon F. Hanson	32,575	(6)		32,575	37,440	70,015
Constance J. Horner	1,024			1,024	20,731	21,755
Karl J. Krapek	1,000			1,000	24,126	25,126
Christine A. Poon	6,125			6,125	3,411	9,536
James A. Unruh	2,761			2,761	23,401	26,162
John R. Strangfeld	174,779	(7)	594,676	769,455	761,848	1,531,303
Mark B. Grier	63,372		416,879	480,251	601,107	1,081,358
Richard J. Carbone	71,227		212,585	283,812	143,544	427,356
Edward P. Baird	30,373		126,436	156,809	170,334	327,143
Bernard B. Winograd	45,933		217,034	262,967	249,224	512,191
All directors and executive officers as a group (21 persons)	554,879		1,989,474	2,544,353	2,432,855	4,977,208

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 12, 2010.

(2)	Deferred stock units represent the mandatory deferral of half a director’s annual fee in stock units and any optional deferral of cash fees in stock units by the Director. Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Executive Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 8,009; Mr. Bethune, 10,742; Mr. Caperton, 18,712; Mr. Casellas, 20,936; Mr. Cullen, 32,402; Mr. Gray, 20,766; Mr. Hanson, 37,440; Ms. Horner, 20,731; Mr. Krapek, 24,126; Ms. Poon, 3,411; Mr. Unruh, 23,401; and Mr. Strangfeld, 34,907.

(3)	Includes the following shares representing the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 70,294; Mr. Grier, 56,235; Mr. Carbone, 14,060; Mr. Baird, 18,136; and Mr. Winograd, 27,037.

(4)	Includes the following restricted stock units which do not have any voting or investment power: Mr. Strangfeld, 239,609; Mr. Grier, 208,109; Mr. Carbone, 45,263; Mr. Baird, 39,712; and Mr. Winograd, 62,474.

(5)	Includes the following unvested stock options: Mr. Strangfeld, 417,038; Mr. Grier, 336,763; Mr. Carbone, 84,221; Mr. Baird, 112,486; and Mr. Winograd, 159,713.

(6)	Includes 1,953 shares held by the Hampshire Foundation, of which Mr. Hanson is a trustee.

(7)	Includes 7,000 shares held by the John and Mary K. Strangfeld Foundation.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	23

COMPENSATION OF DIRECTORS

The Corporate Governance and Business Ethics Committee reviews Director compensation periodically and recommends any changes to the Board, when it deems them appropriate. The non-employee Director compensation program reflects the view of the Board that a significant amount of annual compensation should be in the form of Company deferred stock units. The Board’s total compensation includes approximately one-half cash and one-half stock based compensation. In addition, the Board has adopted stock ownership guidelines for Directors that encourage Directors to have an ownership interest. Each non-employee Director is expected to have an ownership in Common Stock or deferred stock units that has a value equivalent to two times the annual cash and deferred stock retainers within three years of joining the Board. Each of our non-employee Directors currently meets this guideline.

The compensation components for the non-employee Directors in effect during 2009 are:

Annual Fee	$100,000 in cash, which may be deferred, at the Director’s option, in the Deferred Compensation Plan
Annual Fee	$100,000 in stock units that are required to be deferred until the earlier of termination of service on the Board or age 70 1/2
Audit Committee Fee	$25,000, half of which is deferred in stock units
Board Committee Fee*	$10,000, half of which is deferred in stock units
Chairperson Fee	$15,000, half of which is deferred in stock units
Lead Director Fee	$25,000, half of which is deferred in stock units
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting
New Director Fee (one-time grant)	$100,000 in stock units that is required to be deferred until the earlier of termination of service on the Board or age 70 1/2

*	Includes any non-standing committee of Directors that may be established from time to time, but excluding the Executive Committee.

**	This is a committee composed of members of management and the Board of Directors. This Committee typically meets on a separate day following the Board and Board Committee meetings. The non-employee Directors on this Committee currently include Messrs. Casellas, Hanson and Mrs. Horner. The Community Resources Oversight Committee met three times in 2009.

The Deferred Compensation Plan for Non-Employee Directors was ratified by shareholders in 2003 and is designed to align Director and shareholder interests. Fifty percent of the annual Board and committee retainer is deferred in a notional account that replicates the Common Stock Fund under the Prudential Employee Savings Plan (“PESP”). In addition, a Director may elect to invest the cash portion of his or her retainer and fees in notional accounts that replicate investments in either the Common Stock Fund or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the PESP.

The Plan requires that distributions commence in the year a director reaches the age of 70 1/2. Therefore, once a director reaches the age of 70 1/2, he or she may choose to receive his or her fees earned in any combination of cash or Common Stock. Each Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the Company’s Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

24	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

COMPENSATION OF DIRECTORS (CONTINUED)

2009 DIRECTOR COMPENSATION

	Fees Earned or Paid in		Stock Awards($)(1)	Total($)
Name	Stock($)	Cash($)
Thomas J. Baltimore		$106,250	$106,250	$212,500
Frederic K. Becker(2)	$240,000	—	—	$240,000
Gordon M. Bethune		$110,000	$110,000	$220,000
Gaston Caperton		$110,000	$110,000	$220,000
Gilbert F. Casellas		$116,250	$112,500	$228,750
James G. Cullen		$125,000	$125,000	$250,000
William H. Gray III		$112,500	$112,500	$225,000
Jon F. Hanson(3)		$278,750	—	$278,750
Constance J. Horner		$113,750	$110,000	$223,750
Karl J. Krapek		$113,750	$113,750	$227,500
Christine A. Poon		$113,750	$113,750	$227,500
James A. Unruh		$112,500	$112,500	$225,000

(1)	Represents amounts that are automatically deferred in units of Common Stock. The amounts reported represent the aggregate grant date fair value for stock units granted during the fiscal year, as calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718 (formerly Statement of Financial Accounting Standards 123(R)). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes over the requisite service period of the award. As of December 31, 2009, the aggregate balance in each of the non-employee Directors accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 8,009 and $398,528; Mr. Becker: 5,143 and $255,916; Mr. Bethune: 10,742 and $534,522; Mr. Caperton: 18,712 and $931,109; Mr. Casellas: 20,936 and $1,041,775; Mr. Cullen: 32,402 and $1,612,324; Mr. Gray: 20,766 and $1,033,316; Mr. Hanson: 43,680 and $2,173,517; Mrs. Horner: 20,731 and $1,031,575; Mr. Krapek: 24,126 and $1,200,510; Ms. Poon: 3,411 and $169,731; and Mr. Unruh: 23,401 and $1,164,434.

(2)	Mr. Becker received all of his 2009 compensation in the form of stock because he attained the age of 70 1/2 and is permitted to do so.

(3)	Mr. Hanson received all of his 2009 compensation in the form of cash because he attained the age 70 1/2 and is permitted to do so.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we will describe the material components of our executive compensation program for our “Named Executive Officers” or “NEOs,” whose compensation is set forth in the 2009 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	John R. Strangfeld, our Chairman and Chief Executive Officer;
•	Richard J. Carbone, our Executive Vice President and Chief Financial Officer;
•	Mark B. Grier, our Vice Chairman;
•	Edward P. Baird, our Executive Vice President and Chief Operating Officer, International Businesses; and
•	Bernard B. Winograd, our Executive Vice President and Chief Operating Officer, U.S.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Committee”) arrives at specific compensation policies and decisions involving our Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under the heading “Communication with Directors” in this proxy statement. In addition, the advisory vote on our overall executive compensation policies and procedures that we have instituted on an every other year basis beginning with this annual meeting provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the overall executive compensation policies and procedures that are employed by the Committee in setting the compensation of our Named Executive Officers (See “Item 3 — Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis contains information that is relevant to your voting decision.

EXECUTIVE SUMMARY

Our Business

We are a global financial services business with approximately $667 billion of assets under management as of December 31, 2009, and operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed on February 26, 2010.

2009 Business Highlights

During 2009, the global financial and credit crisis continued to create challenges for many companies, including our Company. We have emerged from this difficult period in strong condition, with solid financial performance for the year and strong sales and asset flows in our major businesses, benefiting from an enhanced competitive position. With uncertainties still facing the economy and markets, we bolstered our financial strength and flexibility through long-term debt and equity issues and the sale of our minority interest in Wachovia Securities Financial Holdings, LLC. We ended the year with capital consistent with our “AA” financial strength ratings objectives for our insurance companies, and a strong liquidity position including $2.8 billion of cash and short- term investments, net of short-term intercompany borrowings and commercial paper, at the Prudential Financial, Inc. parent holding company. We believe that we have maintained and enhanced our longer-term strategic trajectory, while taking significant actions during the year to make our company stronger.

During 2009, we had the following significant accomplishments:

•	Recorded net income for our Financial Services Businesses of $3.4 billion, or $7.63 per common share, compared to a net loss of $1.1 billion, or $2.53 per common share, for 2008;

•	Recorded $3.3 billion pre-tax adjusted operating income for our Financial Services Businesses, more than double the level for 2008;

•

Reported book value for the Financial Services Businesses, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/ postretirement benefits as of year end of $54.18 per common share, compared to $46.91 per common share a year earlier;

•

Registered gross sales for the year of $16 billion for Individual Annuities, gross deposits and sales of $23 billion for Full Service Retirement, and International Insurance annualized new business premiums of $1.4 billion, each at record-high levels;

•

Recorded net sales for Individual Annuities of $10.3 billion in 2009, compared to $2.1 billion in 2008, and net additions in Full Service Retirement of $8.8 billion in 2009 compared to $3.9 billion in 2008;

•	Successfully issued equity and debt securities totaling $4.4 billion;

•

Maintained risk-based capital (RBC) for our principal domestic insurance subsidiary at a level believed to be consistent with our “AA” ratings objectives, with no need to take funds from the Federal Government under any of the Congressionally-authorized financial assistance programs; and

•	Completed the sale, for $4.5 billion in cash, of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC to Wells Fargo & Co., as discussed below.

As indicated above, as a result of our strong capital position, we did not need to take funds from the Federal Government under any of the Congressionally-authorized financial assistance programs.

Sale of Joint Venture Interest

On December 31, 2009, we completed the sale to Wells Fargo & Co. of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC, which included the Wells Fargo Advisors (formerly Wachovia Securities) retail securities brokerage business, for $4.5 billion in cash. We previously contributed our Prudential Securities retail securities brokerage operations to the joint venture in July 2003.

At the inception of the joint venture in 2003, this investment had a book value of approximately $1.0 billion. Our investment produced a cumulative pre-tax gain of $3.5 billion. On an after-tax basis, the

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

cumulative gain was $2.4 billion, including a $1.0 billion direct to equity gain recorded in 2008 and a $1.4 billion gain upon the sale that is reflected in 2009 net income. We estimate that initial net investable proceeds from the sale are approximately $3.7 billion.

The $4.5 billion in cash proceeds represents an after-tax internal rate of return of approximately 25% over a seven-year period when compared to the book value of Prudential Securities (approximately $1.0 billion) at the time the joint venture was formed. This is an exceptional rate of return compared to the return of 5% on the Standard & Poor’s 500 index (“S&P 500”) over the same period. In addition to contributing significantly to our financial results and further strengthening our financial condition, the transaction positions us going forward to take advantage of opportunities for growth and the creation of value for shareholders.

The sale of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC, as discussed above, was a major positive event in our history as a public company. In view of this positive outcome, on February 9, 2010, the Committee approved a broad-based special one-time supplemental cash incentive award for approximately 15,000 employees that was paid concurrently with the 2009 annual incentive payments. The Committee determined to provide each of Messrs. Strangfeld, Carbone, Grier, Baird, and Winograd with a cash payment, as part of his annual incentive award, attributable to the joint venture investment. The cash payments to Messrs. Baird and Winograd equal that which they would have received if they participated in the broad-based one-time supplemental cash incentive award to employees. The Committee also made special one-time equity awards to Messrs. Strangfeld, Carbone, and Grier. The cash and equity awards to Messrs. Strangfeld, Carbone, and Grier are in deferred recognition of the critically important roles and leadership of these individuals in connection with the joint venture and the disposition of our minority joint venture interest. The Committee determined that these three executives, in addition to carrying out their other responsibilities, devoted extraordinary efforts and made extraordinary contributions over a period of more than seven years in connection with establishing the joint venture, the ongoing management of our investment, and its successful disposition.

2009 Compensation Highlights

At the outset of 2009, the uncertainty in the business environment led the Committee to maintain the base salaries and long-term incentive award opportunities for the executive officers, including our Named Executive Officers, at 2008 levels.

In February 2010, in view of our financial performance during 2009, as well as our other business accomplishments (as described above), the Committee took the following compensation actions:

•	With the exception of Mr. Baird, we maintained base salaries at their 2009 levels;

•	Made annual cash incentive award payments with respect to 2009 performance consistent with our 2009 business results;

•	With the exception of Mr. Baird, maintained long-term incentive compensation values at a level consistent with 2009;

•

In recognition of the exceptional outcome of our joint venture investment in Wachovia Securities Financial Holdings, LLC, the Committee approved special compensation considerations totaling $87 million to approximately 15,000 employees, or 2.49% of the cumulative pre-tax gain, as explained in more detail below; and

•

In connection with a broad review of our compensation programs and to better align incentive compensation to our annual financial objectives, as well as to better focus our most senior executives on long-term value creation, the Committee approved modifications to our annual and long-term incentive compensation programs for 2010, and created a new mid-term incentive compensation program.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we believe:

•	Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•	A significant portion of our executive officers’ compensation should be tied to measures of performance of our Financial Services Businesses;

•	The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Perquisites for our executive officers should be minimized and limited to items that serve an important business purpose; and

•	The overall compensation program for our executive officers should reinforce our robust succession planning process.

We believe that our compensation program should have components that link to our short-term and longer term goals, and we recently modified our annual and long-term incentive programs and created a new mid-term incentive compensation program to further strengthen these links. Our annual incentive program rewards performance relative to our annual financial targets for pre-tax AOI, EPS and ROE for the Financial Services Businesses. As modified, it allows the Committee to also consider strategic measures of performance, such as capital and liquidity management, risk management and competitive performance. The new mid-term incentive program carves out portions from our annual and long-term programs and ties their value to changes in book value per share over a three year period. Book value per share is an important metric in valuing insurance and financial companies that, unlike metrics based on AOI, considers realized gains and losses in our investment portfolio. Through our long-term incentive program, we incentivize long-term value creation, by providing compensation in the form of stock options and performance shares and units that reward increases in the market value of our Common Stock as well as achievement of our annual goals over a three year period for EPS and ROE for the Financial Services Businesses. By basing a portion of compensation under the long-term incentive program upon performance relative to annual goals over a three year period, we encourage sustainable earnings and value creation throughout the three year period.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Committee is responsible to our Board of Directors for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for the Chief Executive Officer and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board of Directors for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and an executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.investor.prudential.com.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year the Chief Executive Officer recommends the level of base salary increase (if any), the annual cash incentive award payments, and the long-term incentive award value for senior vice presidents and above, including the other Named Executive Officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews the Chief Executive Officer’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

The Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The Compensation Consultant reports directly to the Committee, and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

requested, and communicates with the Chair of the Committee between meetings; however, the Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving best practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to its performance.

During 2009, the Compensation Consultant performed the following specific services:

•	Provided a competitive evaluation of total compensation for each position held by a Named Executive Officer, including the Chief Executive Officer and Vice Chairman positions;

•	Provided independent recommendations on Chief Executive Officer compensation;

•	Met with the Chief Executive Officer to discuss executive performance for 2009 and reviewed his preliminary recommendations for his direct reports;

•	Developed and delivered a competitive assessment of our executive compensation practices;

•	Presented information on executive compensation trends and legislative and regulatory developments;

•	Developed and delivered reports on our stock ownership guidelines and annual incentive compensation methodology;

•	Reviewed and commented on the Compensation Discussion and Analysis and the compensation tables for our annual proxy statement; and

•	Reviewed Committee meeting agendas and supporting materials in advance of the meetings.

In addition, the Compensation Consultant attended meetings of the Committee during 2009, as requested by the Committee Chair. The Compensation Consultant provided no services to management during 2009.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2009 was $119,450. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation.

USE OF COMPETITIVE DATA

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for employees, while being subject to centralized design, approval, and control.

We rely on various sources of compensation information to ascertain the competitive market for our executive officers, including the Named Executive Officers. We use compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Compensation Consultant periodically reviews and updates the Peer Group, as necessary, at the direction, and with the approval of, the Committee. In 2009, the Committee, with the advice of the Compensation Consultant, used the following criteria to determine the Peer Group:

•	Insurance and diversified financial companies with revenues of approximately $10 billion or greater; and

•	Asset management firms and custody banks with revenues of $2 billion or greater.

We believe the Peer Group represents the industries which we currently compete for executive talent, and includes our principal business competitors. Currently, the Peer Group consists of the following companies, each of which satisfy the criteria above:

AFLAC, Incorporated

American Express Company

Ameriprise Financial, Inc.

Bank of America Corporation

The Bank of New York Mellon Corporation

BlackRock, Inc.

Capital One Financial Corporation

Citigroup, Inc.

Franklin Resources, Inc.

Genworth Financial, Inc.

The Hartford Financial Services Group, Inc.

INVESCO

JP Morgan Chase & Co.

Legg Mason

Lincoln National

Loews Corporation

Manulife Financial
Corporation

MetLife, Inc.

Northern Trust Corporation

Principal Financial Group

State Street Corporation

Sun Life Financial Inc.

T. Rowe Price Group

Unum Provident
Corporation

U.S. Bancorp

Wells Fargo & Company

As an additional reference point to assess the competitiveness of our executive compensation program, from time to time, we analyze compensation and benefits survey data developed by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. During this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

versus long-term, and cash versus equity-based pay. This information is presented to the Committee for its review.

We generally compare the compensation of each Named Executive Officer in relation to both the median and the 75th percentile of the Peer Group for similar positions as we are above the median of the Peer Group in terms of size. In addition, we also take into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, any differences in the levels of total direct compensation for the Named Executive Officers in 2009 were primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

COMPONENTS OF OUR

EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2010, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

When establishing incentive compensation opportunities, we look at the 50th and 75th percentiles of the Peer Group (for each compensation element) for similar positions to understand where these opportunities fall relative to the competitive market. Actual payouts are based upon the market price of our Common Stock and financial performance.

Compensation Component	Characteristics of Compensation Component	Purpose of Compensation Component
Base Salary	Fixed compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate an executive officer fairly for the responsibility level of the position held.
Annual Incentive Awards	Variable compensation component. Performance-based cash award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.

Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives that drive overall performance;

Intended to encourage accountability by rewarding based on performance.

Long-Term Incentives	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of stock options and performance shares and units. Amounts actually earned will vary based on stock price appreciation and corporate performance.

Intended to motivate and reward executive officers for contributions to achieving our business objectives by tying incentives to the performance of our Common Stock over the long-term;

Intended to further reinforce the link between the interests of our executive officers and our shareholders; and

Intended to motivate our executive officers to improve multi-year financial performance.

Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.
Perquisites	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.
Post-Employment Compensation (Severance and Change of Control Arrangements)	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following discussion contains information regarding certain performance measures, goals, and target levels. These measures, goals, and target levels are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures, goals, and target levels to other contexts.

DIRECT COMPENSATION COMPONENTS

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the Named Executive Officers, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually. However, reflecting practices in the financial services sector, most of our focus is on annual and long-term incentive awards rather than base salary. Thus, our common practice has been for an executive officer to have his or her base salary increased only infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

Decisions for 2009 and 2010

Consistent with this philosophy, none of the Named Executive Officers received an increase to his base salary in 2009. Further, none of the Named Executive Officers, with the exception of Mr. Baird, received an increase to his base salary in 2010.

In February 2010, the Committee increased Mr. Baird’s annual base salary to $550,000 in recognition of his 2008 promotion, which significantly increased his role and responsibilities as the senior executive in charge of our large and complex international businesses, his success in growing those businesses, and the competitive market for positions of similar scope and responsibility. This increase was effective March 1, 2010.

Annual Incentive Compensation

Annual incentive awards for our executive officers, including the Named Executive Officers, are paid through an incentive pool that covers approximately 15,000 employees. Each year, the initial size of this pool is based on the final pool amount from the previous year. This amount is then adjusted for changes in headcount and for business performance relative to the prior year and relative to the financial plan approved by our Board of Directors for the current year.

Determination of Incentive Pool Performance Adjustment

To ensure that the annual incentive awards establish a direct link between the interests of our executive officers and our shareholders, the Committee assesses performance relative to key financial measures as well as strategic and qualitative factors in order to adjust the final annual incentive pool amount from the previous year for the current year. For 2009, four key financial measures of the operating performance for our Financial Services Businesses were used to determine the quantitative adjustment to the final 2008 annual incentive pool adjusted for changes in head count. The following table presents the actual reported results for each of these financial measures in 2008 and 2009, as well as their relative weighting:

Key Financial Measures	Weighting	2008 Results	2009 Results	% Change
Pre-tax adjusted operating income(1) (“AOI”)	30%	$1.5 billion	$3.3 billion	122%
Return on equity(2) (“ROE”)	30%	5.2%	11.3%	117%
Operating revenues, determined on an AOI basis	15%	$26.0 billion	$27.7 billion	6.5%
Earnings-per-share(3) (“EPS”), determined on an AOI basis	25%	$2.62	$5.58	112%

(1)	“Adjusted operating income” is a non-GAAP measure of performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which can be found on our website at www.investor.prudential.com. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

(2)	“Return on equity” is “Operating return on average equity (based on after-tax adjusted operating income),” as defined and publicly disclosed in our Quarterly Financial Supplements.

(3)	“Earnings per share” is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements.

In determining the performance adjustment to the final 2009 annual incentive pool, the Committee adjusted our 2009 financial results for certain one-time items that do not reflect operating performance, primarily for certain accounting adjustments.

Further, our annual financial plan is predicated on specific assumptions about the expected performance of the S&P 500 for the year. Consequently, the Committee also adjusts the annual incentive pool, as necessary, when the actual performance of the S&P 500 deviates from the assumptions. For 2009, the net effect of these adjustments for one-time items and actual S&P 500 performance was to reduce the size of the annual incentive pool. The end result, after the reduction for one-time items and actual S&P 500 performance, was an increase of 40.7% of our headcount-adjusted pool over the final 2008 annual incentive pool.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Decisions for 2009

Once the size of the annual incentive pool is set, the Committee allocates the pool among eligible executive officers and other employees, including the Named Executive Officers. The quantitative and qualitative performance criteria used to determine the size of the annual incentive pool guide the Committee in this process; they are not, however, determinative of the amount of an individual executive officer’s annual incentive award in a given year. The Committee determines the amount of an individual executive officer’s annual incentive award based on its evaluation of his or her individual contributions during the year with reference to market data for the individual’s position in the Peer Group.

In determining the individual 2009 annual incentive awards for our executive officers, including the Named Executive Officers, the key drivers considered by the Committee were:

•	Their collective performance in managing our business during challenging market conditions;

•	Their management of specific units; and

•	Our financial performance.

The Committee did not establish for the Named Executive Officers individual pre-established performance metrics. The executive officers were, however, informed of the key financial factors that the Committee would consider when assessing our Company’s performance, their contributions to that performance, and their variable incentive compensation.

MR. STRANGFELD

In assessing the individual performance of Mr. Strangfeld, our Chief Executive Officer, the Committee, as well as the independent members of our Board of Directors, considered the evaluation of his performance that was conducted by the Lead Director of our Board of Directors and the Chairman of the Committee. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•	Doubling of AOI, on both a pre-tax and after-tax basis, from its 2008 level;

•	Net income for our Financial Services Businesses of $3.4 billion for 2009, compared to a net loss of $1.1 billion for 2008;

•

Gross sales for the year of $16 billion for Individual Annuities, gross deposits and sales of $23 billion for Full Service Retirement, and International Insurance annualized new business premiums of $1.4 billion, each at record-high levels;

•	Successful issuance of equity and debt securities totaling $4.4 billion;

•	Our ability to maintain risk-based capital (RBC) for our principal domestic insurance subsidiary at a level believed to be consistent with our “AA” ratings objectives, with no need to take funds from the Federal Government under any of the Congressionally-authorized financial assistance programs;

•	His ability to maintain strong relationships within our Company as well as with key external stakeholders;

•	His accomplishments related to inspiring confidence, and talent management and development, including introduction of new leadership competency assessment and development tools; and

•	His vision and leadership with respect to our investment in Wachovia Securities Financial Holdings, LLC, including its disposition for $4.5 billion in cash proceeds.

Based on these factors, including its own evaluation of his performance, in February 2010, the Committee recommended, and the independent members of our Board of Directors approved, an annual incentive award of $8,600,000 for Mr. Strangfeld for 2009, which included $4,000,000 attributable to his performance with respect to our investment in Wachovia Securities Financial Holdings, LLC over a seven-year period. The portion of his annual incentive award attributable to his other responsibilities and duties as CEO was $4,600,000, compared to an award of $3,300,000 for 2008, an increase of 39.4%. Factors considered by the Committee in connection with the portion of Mr. Strangfeld’s annual incentive award attributable to his seven-year performance with respect to the investment in Wachovia Securities Financial Holdings, LLC are discussed below under “Awards Attributable to Wachovia Securities Joint Venture Investment”.

In the case of the other Named Executive Officers, Mr. Strangfeld formulated recommendations for each individual based on his assessment of their performance and presented these recommendations to the Committee for its consideration. Based on these recommendations, as well as the key drivers previously described, its own evaluation of their performance, and its desire to recognize each individual’s role with respect to our investment in Wachovia Securities Financial Holdings, LLC, the Committee recommended, and the independent members of our Board of Directors approved, the following annual incentive awards for each of the other Named Executive Officers:

MR. CARBONE

Mr. Carbone’s annual incentive award was $2,650,000, including $650,000 attributable to his performance with respect to our investment in Wachovia Securities Financial Holdings, LLC over a seven-year period. The portion of his annual incentive award attributable to his other responsibilities and duties, was $2,000,000, compared to an award of $1,320,000 for 2008, an increase of 51.5%. Among the factors the Committee considered in determining the amount of his award were:

•	His key role in capital planning, including the raising of equity and long-term debt totaling $4.4 billion;

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Insightful approaches to maintaining risk-based capital (RBC) for our principal domestic insurance subsidiary at a level believed to be consistent with our “AA” ratings objectives;

•	His acumen in management of our liquidity position, resulting in $2.8 billion of net cash at the parent company level at year-end 2009;

•	His effective supervision of internal financial and accounting functions and adaptation to emerging accounting and financial reporting standards; and

•

His successful efforts in talent management, including completing a series of organizational changes and making significant progress in developing additional management strength and depth in our financial organization.

Factors considered by the Committee in connection with the portion of Mr. Carbone’s annual incentive award attributable to his performance with respect to the investment in Wachovia Securities Financial Holdings, LLC are discussed below under “Awards Attributable to Wachovia Securities Joint Venture Investment”.

MR. GRIER

Mr. Grier’s annual incentive award was $8,000,000, including $4,000,000 attributable to his performance with respect to our investment in Wachovia Securities Financial Holdings, LLC over a seven-year period. The portion of his annual incentive award attributable to his other responsibilities and duties was $4,000,000, compared to an award of $2,750,000 for 2008, an increase of 45.5%. Among the factors that the Committee considered in determining the amount of his award were:

•	His successful service as company and industry spokesperson during the significant recent turmoil in the financial markets;

•

His development, with Mr. Strangfeld and the other Named Executive Officers, of effective strategies in managing capital, liquidity, and our businesses in volatile financial markets and adverse economic conditions;

•

Leading our internal risk function to identify, manage, and mitigate the various business risks that we faced during the year, particularly in light of the volatile financial markets and adverse economic conditions referred to above;

•	His instrumental role in our successful access to public equity markets; and

•	His key role in allocating capital to businesses with superior growth and return potential, enabling our Company to benefit from improving financial markets.

Factors considered by the Committee in connection with the portion of Mr. Grier’s annual incentive award attributable to his performance with respect to our investment in Wachovia Securities Financial Holdings, LLC are discussed below under “Awards Attributable to Wachovia Securities Joint Venture Investment”.

MR. BAIRD

Mr. Baird’s annual incentive award was $2,300,000, including $300,000 attributable to the investment in Wachovia Securities Financial Holdings, LLC. The portion of his annual incentive award attributable to his other responsibilities and duties, and reflecting internal and external bench-marking considerations, was $2,000,000, compared to an award of $1,100,000 for 2008, an increase of 81.8%. Among the factors that the Committee considered in determining the amount of his award were:

•	His efforts in leading his business to record earnings in 2009, amounting to pre-tax adjusted operating income of $1.9 billion, an increase of 33% over 2008;

•

His leadership in the development of alternative distribution channels in Japan, contributing to achievement of International Insurance annualized new business premiums of $1.4 billion for 2009, a record-high level; and

•	His cultivation of a strong management team for our Company’s international businesses, including appointment of additional management team members in major country and support operations.

The $300,000 cash payment to Mr. Baird attributable to the investment in Wachovia Securities Financial Holdings, LLC equals that which he would have received if he participated in the broad-based one-time supplemental cash incentive award to approximately 15,000 employees, which was 15% of an employee’s 2009 annual incentive award payment.

MR. WINOGRAD

Mr. Winograd’s annual incentive award was $4,025,000, including $525,000 attributable to the investment in Wachovia Securities Financial Holdings, LLC. The portion of his annual incentive award attributable to his other responsibilities and duties was $3,500,000, compared to an award of $2,500,000 for 2008, an increase of 40.0%. Among the factors that the Committee considered in determining the amount of his award were:

•	His contributions to the success of our Individual Annuity Business, which produced record gross sales of $16 billion for year 2009, an increase of 58% over 2008;

•	His successful efforts to introduce new variable annuity products, contributing to improvement in our Company’s risk profile while maintaining favorable market reception;

•	His contributions to the success of our retirement business, which registered record gross deposits and sales of $23 billion for full service retirement, an increase of 22% over 2008;

•	His leadership of our asset management business, which recorded institutional net asset flows of $12.6 billion for 2009, an increase of 25% over 2008; and

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	His cultivation of a strong management team for our Company’s U.S. businesses.

The $525,000 cash payment to Mr. Winograd attributable to the investment in Wachovia Securities Financial Holdings, LLC equals that which he would have received if he participated in the broad-based one-time supplemental cash incentive award to approximately 15,000 employees, which was 15% of an employee’s 2009 annual incentive award payment

While the key drivers and related individual performance factors described above were relatively more important than other factors in determining the 2009 annual incentive awards for the Named Executive Officers, the Committee did not assign a specific weight to any factor, but, rather, evaluated the totality of the factors in making each award determination.

Awards Attributable to Wachovia Securities Joint Venture Investment

As noted above, in December 2009, we completed the sale of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC to Wells Fargo & Co. for $4.5 billion in cash. In recognition of this exceptional outcome, in February 2010, the Committee approved special compensation considerations totaling approximately $87 million, representing 2.49% of the cumulative pre-tax gain of $3.5 billion on the investment. These considerations consist of three elements:

•

Broad-based special one-time supplemental cash awards totaling approximately $44 million for about 15,000 employees. These awards were paid concurrently with the 2009 annual incentive payments. Messrs. Baird and Winograd received cash payments, as part of their annual incentive awards, equal to the amounts that they would have received had they participated in this element. Messrs. Strangfeld, Carbone, and Grier were not awarded any payments with respect to this element.

•

Special one-time awards for 15 key individuals who were instrumental in the origination, execution, management, and disposition of the investment. These awards total $25 million. Based on the factors outlined below, Messrs. Strangfeld, Carbone, and Grier received special compensation awards totaling $8.0, $1.3, and $8.0 million, respectively. Fifty percent of the awards to these executives was paid in cash, as part of their annual incentive awards, and 50% in the form of special restricted stock units, one-third of which vest on each of the first three anniversaries of the date of grant.

•

Addition of the $2.4 billion cumulative after-tax gain on our investment to AOI in the calculation of the payouts under the 2007 and 2008 performance share programs. This element reflects the determination of the Committee, in the exercise of its discretion under these programs, that, given that the financial results of this investment were included in AOI for most of its history, it was appropriate to add to AOI the after-tax gain in determining these payouts. The estimated compensation benefit of this element is $18 million to approximately 40 participants assuming a share price of $50. Messrs. Strangfeld, Carbone, Grier, Baird, and Winograd are among the participants in these programs.

In recognition of the unique nature of the disposition of our joint venture interest, the Committee determined that the portion of the 2009 annual incentive awards for Messrs. Strangfeld, Carbone, Grier, Baird, and Winograd attributable to this investment would not be treated as “compensation” that qualified for inclusion in the benefit formula under our various retirement plans nor the severance formula under our various severance plans.

The cash payment to Messrs. Strangfeld, Carbone, and Grier, as part of their annual incentive awards, and the special one-time equity awards, consisting of restricted stock units, to those executive officers are in deferred recognition of the critically important roles and leadership of these individuals in connection with the joint venture and the disposition of our minority interest. The Committee determined that these executive officers, in addition to carrying out their other responsibilities, devoted extraordinary efforts and made extraordinary contributions over a period of more than seven years in connection with establishing the joint venture, the ongoing management of our investment, and its successful disposition. The Committee further noted that the active and careful management of this investment and its disposition by these executive officers were major factors in our capital and liquidity planning over that period and, in particular, during the global financial crisis that began in the second half of 2007 and continued into 2009.

The amounts of the special one-time cash and equity awards for Messrs. Strangfeld, Carbone, and Grier are shown in the accompanying table. The factors considered by the Committee in determining the size of these awards were as follows:

•

Mr. Strangfeld. Among the factors that the Committee considered in determining the amount of his award were his critical leadership role in conceiving and developing a strategy for growing the Prudential Securities retail securities brokerage operations; identifying and securing a suitable joint venture partner; developing and structuring the investment, including various options; and completing a unique, highly creative and technically complex transaction. The Committee also considered his role in actively managing this investment through a period of significant turmoil in the financial markets, including the substantial financial difficulties experienced by our joint venture partner; and incorporating this investment as a tool to enhance our Company’s capital and liquidity position. Finally, the Committee considered his acumen in determining

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

the timing of the disposition of our investment in light of its value, our contractual rights, and our capital and liquidity needs; the resolution of the legal, financial, and business challenges associated with this decision; and the successful completion of the sale of our joint venture interest to maximize our return on this investment. Based on these factors, the Committee determined that the amount of the special one-time cash and equity awards to Mr. Strangfeld should be approximately 10% of the $87 million in total considerations provided to employees.

•

Mr. Carbone. Among the factors that the Committee considered in determining the amount of his award were his insightful expertise in developing solutions to financial and accounting issues that arose in connection with the structuring, management, and disposition of this investment, enabling us to maximize our return; his acumen in relation to valuation issues and processes in connection with the disposition of the investment; and his skillful incorporation of this investment as a tool to enhance our Company’s capital and liquidity position. Based on these factors, the Committee determined that the amount of the special one-time cash and equity awards to Mr. Carbone should be approximately 1.5% of the $87 million in total considerations provided to employees.

•

Mr. Grier. Among the factors that the Committee considered in determining the amount of his award were his active role, together with Mr. Strangfeld, in the structuring of the investment and its management through a period of significant turmoil in the financial markets, including the substantial financial difficulties experienced by our joint venture partner; his development of creative and effective strategies to preserve our Company’s options with respect to the investment and to maximize the value of the investment, including determinations with regard to the timing of the disposition in light of its value, our contractual rights, and our capital and liquidity needs with respect to valuation issues and processes; and his leading role in the management and development of our relationship with Wachovia Corporation and subsequently Wells Fargo & Company, including his primary role in discussions and negotiations with respect to the disposition. Based on these factors, the Committee determined that the amount of the special one-time cash and equity awards to Mr. Grier should be approximately 10% of the $87 million in total considerations provided to employees.

The following table presents the amounts that were paid to each of the Named Executive Officers who received a special one-time award and also reflects the amount of their annual incentive award that the Committee determined was attributable to their performance with respect to our investment in Wachovia Securities Financial Holdings, LLC:

WACHOVIA-RELATED AWARDS

Name	Cash	Compensation Value of Restricted Stock Units (Number of Units)*	Total Special Awards
John R. Strangfeld	$4,000,000	$4,000,000 (76,541)	$8,000,000
Richard J. Carbone	$650,000	$650,000 (12,438)	$1,300,000
Mark B. Grier	$4,000,000	$4,000,000 (76,541)	$8,000,000
Edward P. Baird	$300,000	0	$300,000
Bernard B. Winograd	$525,000	0	$525,000
*	The dollar amounts shown for restricted stock units represent the compensation value of the awards. The number of restricted stock units awarded was determined by dividing the compensation value by the average closing price of our Common Stock on the NYSE for the final 20-day trading period in January 2010, or $52.26.

As a result of the Committee’s decision to recognize the efforts of the Named Executive Officers with respect to our investment in Wachovia Securities Financial Holdings, LLC in their annual incentive awards, their reported total compensation for 2009 differs significantly from their reported total compensation for prior years. The following table illustrates the Committee’s perspective of the 2008 and 2009 total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation) for the Named Executive Officers, without giving effect to the compensation attributable to their performance with respect to our investment in Wachovia Securities Financial Holdings, LLC. This table is not a substitute for the compensation tables required by the SEC and included under the heading “Compensation of Named Executive Officers” contained in this proxy statement, but we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the Named Executive Officers based on our performance for these two years:

ANNUAL COMPENSATION (Excluding Wachovia-Related Awards)

Name	2008 Compensation	2009 Compensation	Percentage Change
John R. Strangfeld
Salary*	$1,000,000	$1,000,000	0
Annual Incentive	$3,300,000	$4,600,000	39.4%
Long-Term Awards**	$6,500,000	$6,500,000	0
Total	$10,800,000	$12,100,000	12.0%
Richard J. Carbone
Salary*	$500,000	$500,000	0
Annual Incentive	$1,320,000	$2,000,000	51.5%
Long-Term Awards**	$1,300,000	$1,300,000	0
Total	$3,120,000	$3,800,000	21.8%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Name	2008 Compensation	2009 Compensation	Percentage Change
Mark B. Grier
Salary*	$850,000	$850,000	0
Annual Incentive	$2,750,000	$4,000,000	45.5%
Long-Term Awards**	$5,200,000	$5,200,000	0
Total	$8,800,000	$10,050,000	14.2%
Edward P. Baird
Salary*	$450,000	$550,000	22.2%
Annual Incentive	$1,100,000	$2,000,000	81.8%
Long-Term Awards**	$1,500,000	$2,000,000	33.3%
Total	$3,050,000	$4,550,000	49.2%
Bernard B. Winograd
Salary*	$600,000	$600,000	0
Annual Incentive	$2,500,000	$3,500,000	40.0%
Long-Term Awards**	$2,500,000	$2,500,000	0
Total	$5,600,000	$6,600,000	17.9%

*	Salary represents annualized base salary for 2008 and 2009. These amounts differ from the salary reported in the 2009 Summary Compensation Table, which represents the actual salary paid during the year. Mr. Baird’s salary increase is effective 3/1/2010.
**	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2009 Compensation” Column represent awards made in February 2010 for the 2009 performance year.

Long-Term Incentive Compensation

We provide long-term incentive compensation opportunity to motivate and reward our executive officers for contributions to achieving our business objectives by tying incentives to the performance of our Common Stock over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve multi-year financial performance. Our practice has been to grant long-term incentive awards in the form of a balanced mix of performance shares or units, restricted stock units, and stock options to our senior vice president and above, including the Named Executive Officers, in amounts that are consistent with competitive practice. These awards are made shortly after the end of our fiscal year and reflect the prior year’s performance.

In determining the amount of individual long-term incentive awards, the Committee considers a senior officer’s individual performance during the immediately preceding year, potential future contributions, and retention considerations, as well as market data for the executive officer’s position in the Peer Group. In addition, in the case of long-term incentive awards to any Named Executive Officer, the total payments of performance shares or units, restricted stock units and cash incentive awards in any given year may not exceed 0.6% of our pre-tax AOI in the prior year.

Long-term incentive awards may also be granted when an individual is promoted to, or within, a senior officer position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to commemorate major milestones, or selective awards in situations involving a leadership transition.

Decisions for 2009

In February 2009, the Committee granted long-term incentive awards to the Named Executive Officers based on its assessment of their performance during 2008. Given the difficulties in establishing three-year goals in a turbulent and uncertain market and economic environment, the Committee decided to temporarily suspend the performance share program and replaced performance shares with restricted stock units. While these awards are reported in the 2009 Summary Compensation Table and 2009 Grants of Plan-Based Awards Table contained in this proxy statement, as required by SEC rules, the discussion of the Committee’s determination with respect to the awards is set forth in the Compensation Discussion and Analysis contained in our Company’s definitive proxy statement filed on March 20, 2009.

In February 2010, the Committee granted long-term incentive awards to the Named Executive Officers based on its assessment of their individual performance during 2009. For a discussion of these awards, see the “Changes to Incentive Compensation Programs — Long-Term Incentive Compensation Program” below.

2007–2009 Performance Share Unit Payouts

In February 2010, the Named Executive Officers received payouts with respect to the performance share awards that were granted in February 2007 for the three-year performance period ending December 31, 2009. These awards were paid at 123.83% of the target number of shares initially awarded (the payment value of which is approximately 70% of the original compensation value) based on our actual performance relative to the target goals for average ROE of 15% and compounded annual growth rate (“CAGR”) in EPS of 13% for the three-year performance period. Since the results of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC were included in AOI for most of the history of the entity, the Committee determined, in the exercise of its discretion under the performance share program, that it was appropriate to add to AOI in 2009 the cumulative after-tax gain of $2.4 billion on this investment in calculating the final award payment.

The final award payments to the Named Executive Officers were:

Name	Target Number of Shares Awarded	Actual Number of Shares Awarded
John R. Strangfeld	21,569	26,709
Richard J. Carbone	8,838	10,945
Mark B. Grier	21,569	26,709
Edward P. Baird	4,195	5,195
Bernard B. Winograd	12,582	15,581

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CHANGES TO INCENTIVE COMPENSATION PROGRAMS

In 2009, the Company undertook a broad review of our compensation programs at the request of the Committee. In February 2010, the Committee approved changes to our annual incentive award criteria, the creation of a new mid-term incentive compensation program, the funding of which is to be carved from existing compensation programs, and modifications to our existing long-term incentive compensation program. These changes are intended to further align the interests of our executive officers and our shareholders and to promote and enhance, among other things, the attraction and retention of executive talent through competitive compensation opportunities; the linkage between pay and performance; the appropriate balance between operating and market-driven performance factors; the encouragement of long-term sustainable performance; risk management, including the appropriate balance between equity and equity-based incentives and other forms of incentives to mitigate risk-taking and allow prudent diversification; and best practices related to executive compensation.

Annual Incentive Compensation Program

Beginning with 2010, the Committee has changed how the incentive pool for our annual incentive award program will be determined. These changes were made to simplify the methodology for determining the annual incentive pool by basing the determination on the Company’s performance relative to its key financial objectives for our Financial Services Businesses: pre-tax AOI, EPS and ROE.

As in prior years, the initial size of the annual incentive pool will be based on the final pool amount from the previous year. This amount will be adjusted for changes in headcount. The Committee will then adjust the size of the incentive pool based on the Company’s performance relative to its annual targets for pre-tax AOI, EPS and ROE to arrive at a preliminary calculation.

In making its preliminary calculation, the Committee will first adjust the incentive pool based on the annual percentage change in pre-tax AOI and EPS from the prior year. In determining the percentage change, the Committee may adjust the reported pre-tax AOI and EPS figures for the current and prior year for one-time items that do not reflect operating performance, primarily certain accounting adjustments. In addition, these amounts may be adjusted if the actual S&P 500 performance differs from our assumptions. This calculation is then subject to a further modification of up to +/-25% if ROE, adjusted in the same manner as pre-tax AOI and EPS, is outside the target range.

The 2010 targets are pre-tax AOI ranging from $3.4 to $3.6 billion, EPS within a range from $5.40 to $5.70 and ROE between 9%-11%. We have assumed 8% growth in the S&P 500 during 2010. At these target levels and reflecting the above adjustments for 2009, the 2010 annual incentive pool would be increased within a range from 9% to 15% over the 2009 pool before the above adjustments for 2010 and consideration of any additional quantitative and qualitative factors referred to below.

Following the preliminary calculation of the incentive pool, the Committee may increase or decrease the size of the pool to reflect additional quantitative and qualitative factors, such as total shareholder return relative to peer group, changes in credit ratings and relative borrowing spreads, new product activity, employee satisfaction measures, and factors that may impact earnings, acquisition and divestiture activity, satisfaction of capital and risk levels and expense management.

Once the size of the incentive pool has been established, individual annual incentive awards for our senior officers, including the Named Executive Officers, will be determined by the Committee based on its evaluation of the senior officer’s individual contributions during the year with reference to market data for the individual’s position in the Peer Group. Senior officers, including the Named Executive Officers, will be required to defer receipt of 10% of their annual incentive awards into our new mid-term incentive compensation program (discussed below).

Mid-Term Incentive Compensation Program

The Committee has created a mid-term incentive compensation program (“Mid-Term Incentive Program”) to complement our annual and long-term incentive compensation programs; link payments to a measure of book value per share, a metric closely followed by investors; and subject payments to a forfeiture or “clawback” feature. Unlike the financial metrics based on AOI used in our executive compensation program, the book value per share metric considers realized gains and losses in our investment portfolio.

The Mid-Term Incentive Program is a non-qualified deferred compensation program for a select group of senior officers, including the Named Executive Officers. Awards under the Mid-Term Incentive Program are denominated in book value units funded by a carve-out of 20% of a participating senior officer’s long-term incentive compensation value and, beginning in 2011 for awards with respect to 2010, a mandatory deferral of 10% of a participating senior officer’s annual incentive award. For example, for awards made in February 2010, 20% of a participant’s long-term incentive compensation award (that is, 20% of the value of what would have been granted as a long-term incentive compensation award) was instead granted as a book value award under the Mid-Term Incentive Program. Amounts contributed to the Mid-Term Incentive Program will be converted to book value units, the value of which will track changes in book value per share for each participant. Book value has been selected for this purpose as it is a key metric in valuing insurance, banks, and investment firms.

One-third of a participant’s annual award will be distributed in cash in each of the next three years. Under the Mid-Term Incentive Program, the book value units of participants, including the Named Executive Officers, may be subject to a forfeiture or “clawback” feature in the event that the Committee determines, in its discretion, that a participant engaged in conduct, or omitted taking appropriate action, which was a contributing factor to any material restatement of our financial statements and resulted in an overpayment under any incentive plan in which the executive officer participates.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

For purposes of the Mid-Term Incentive Program, “book value units” are based on the equity attributable to our Financial Services Businesses divided by the number of common shares outstanding at the end of the period, on a fully diluted basis. These units will track the value of “book value per shares of Common Stock excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits” as noted in our quarterly financial supplement.

See the table included at the end of the “Changes to Incentive Compensation Programs — Long-Term Incentive Compensation Program” section, on the bottom of this page, for awards granted under the 2010 Mid-Term Incentive Program.

Long-Term Incentive Compensation Program

In the case of our long-term incentive compensation program (“Long-Term Incentive Program”), we will return to granting awards in the form of performance-based equity and stock options to our senior officers. Long-term incentive compensation awards are structured to focus our senior officers on long-term value creation.

In February 2010, the Committee approved modifications to our Long-Term Incentive Program. As modified, the Long-Term Incentive Program provides for the award of the remaining long-term incentive compensation value, after the 20% carve-out for the Mid-Term Incentive Program, to officers at the level of senior vice president and above, including the Named Executive Officers, in the form of stock options (50%), performance shares (25%), and performance units (25%). Performance unit awards are denominated in share equivalents and have the same value as performance shares on the award payment date. Performance share and performance unit awards are granted for a three-year performance period with the preliminary payout determined each year as to one-third of the target award based on our annual performance against our EPS and ROE goals. The 2010 financial goals for one-third of the target award are EPS of $5.40 and ROE within a range of 9% to 11%. The Committee will set the 2011 and 2012 goals by March of each year.

This preliminary earnout determination is subject to adjustment by the Committee to take into account any significant items that, in its judgment, do not accurately reflect our operating performance and to reflect the actual performance of the S&P 500 during the year relative to our operating plan assumptions relating to S&P 500 performance. The earnout also may be adjusted by the Committee, in its discretion, by up to 15% of the earned shares and units, based on its evaluation of other quantitative and qualitative factors, including, but not limited to, exchange rate variations, a review of net income, our performance relative to the Peer Group, our credit ratings, and other strategic development factors. In the event of any extraordinary circumstances that it determines in its sole discretion, the Committee may make additional adjustments to the final award values (either collectively or on an individual basis). At the end of the three-year performance period, performance share awards will be paid in shares of our Common Stock and performance units will be paid in cash.

The Committee agreed that this long-term incentive mix would appropriately motivate and reward these senior officers to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of stock options (which provide value based solely on stock price appreciation) and performance awards (which provide value only upon attainment of specific performance goals).

The following table presents the incentive compensation awards for each Named Executive Officer granted under the Mid-Term Incentive Program and Long-Term Incentive Program. Awards are expressed as compensation values in the table. Awards are granted as book value units under the Mid-Term Incentive Program, and as stock options, performance shares, and performance units under the Long-Term Incentive Program. These awards will not be reported in the Summary Compensation Table until next year.

	Mid-Term Incentive Program	Long-Term Incentive Program
Name	Compensation Value of Book Value Units	Compensation Value of Stock Options	Compensation Value of Performance Shares	Compensation Value of Performance Units	Total
John R. Strangfeld	$1,300,000	$2,600,000	$1,300,000	$1,300,000	$6,500,000
Richard J. Carbone	$260,000	$520,000	$260,000	$260,000	$1,300,000
Mark B. Grier	$1,040,000	$2,080,000	$1,040,000	$1,040,000	$5,200,000
Edward P. Baird	$400,000	$800,000	$400,000	$400,000	$2,000,000
Bernard B. Winograd	$500,000	$1,000,000	$500,000	$500,000	$2,500,000

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

With respect to the long-term compensation awards for 2009 performance, the Committee decided that the total compensation values should remain flat relative to the prior year for each Named Executive Officer, except for Mr. Baird. Mr. Baird’s total long-term compensation value was increased based on internal and external considerations.

POST-EMPLOYMENT COMPENSATION

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the Named Executive Officers, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income.

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Tax-Qualified Plans

We sponsor two tax-qualified retirement plans for our employees in the United States, including the Named Executive Officers:

•	The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), a defined benefit plan; and

•	The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan.

Nonqualified Plans

We sponsor two supplemental retirement plans which allow highly-compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. These supplemental plans, which, in effect, enable participants to receive the same benefits enjoyed by those employees not impacted by these limitations of the Internal Revenue Code (the “Code”) are:

•	the Prudential Supplemental Retirement Plan (the “Supplemental Retirement Plan”); and

•	the Prudential Supplemental Employee Savings Plan (the ”SESP”).

Supplemental Executive Retirement Plans

We sponsor two supplemental executive retirement plans, the Prudential Insurance Supplemental Executive Retirement Plan and

the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”), for certain eligible executive officers, including the Named Executive Officers, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances.

Deferred Compensation Plan

Finally, we maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executives as a competitive practice.

For descriptions of the tax-qualified and nonqualified defined benefit pension plans, the Prudential SERPs, and the Deferred Compensation Plan, see the discussions of “Pension Benefits” and “Nonqualified Deferred Compensation”.

Severance and Change in Control Arrangements

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the Named Executive Officers, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change of Control Severance Program (the “Change in Control Program”).

We have not and do not enter into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis. In addition, it assures our executive officers that his or her severance benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

40	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Our executive officers, including the Named Executive Officers, except for the CEO, are eligible for severance payments in the event of an involuntary termination of employment without “cause.” These officers and the CEO are also eligible for severance payments in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Executive officers are ineligible to receive severance payments for certain reasons, including a voluntary resignation, failure to report for work, and failure to return from leave. In addition, severance payments are not available solely upon a change in control of the Company.

In the event of change in control, in addition to certain other benefits, we provide the following protections:

•

the immediate vesting of all outstanding stock options and restricted stock unit awards and payment of outstanding performance share and unit awards, including both performance units and book value units, at target in cash or shares in the event that such awards are not honored, assumed, or replaced with equitable replacement awards by the successor employer; and

•	the payment of an annual cash incentive award,

•	possible additional retirement accruals and an early retirement SERP benefit.

We believe that accelerated vesting is appropriate where the awards are not honored, assumed, or replaced with equitable replacement awards by the successor employer. Not only does this provide our executive officers with the benefit of these outstanding awards, it may also allow the executive officer to exercise the awards and possibly participate in the change in control transaction for the consideration received.

We also believe that paying outstanding performance share and unit awards at target is justified following a change in control transaction because the performance objectives of such awards may no longer be meaningful or measurable following the transaction.

The payment of these awards at target rewards the executive officer for his or her expected performance prior to the change in control transaction.

In addition to the foregoing programs, our Board of Directors has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the Named Executive Officers, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax reimbursements to any of our executives.

For detailed information on the estimated potential payments and benefits payable to the Named Executive Officers in the event of their termination of employment, including following a change in control of the Company, see the heading “Potential Payments Upon Termination or Change-in-Control for Named Executive Officers.”

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the Named Executive Officers, with perquisites or other personal benefits, except for the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of the Chief Executive Officer and Vice Chairman, home security services. These items are provided because we believe that they serve a necessary business purpose. The cost allocated to the personal use of Company-provided vehicles, including commuting expenses, and the incremental cost associated with the home security services, to the extent not reimbursed to us, is reported in the Summary Compensation Table. Our executive officers, including the Named Executive Officers, are required to reimburse us for the incremental cost of any personal use of the Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executives officers.

OTHER COMPENSATION POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

To encourage our executive officers to acquire and hold shares of our Common Stock, we have adopted the following policies:

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan and retaining shares they earn through our equity incentive and option plans. These guidelines are presented as stock value as a percentage of base salary as follows:

Chief Executive Officer	500%
Vice Chairmen and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

As of December 31, 2009, each of the Named Executive Officers satisfied his individual stock ownership level. In light of market volatility, the Committee revised the stock ownership guidelines in February 2010 to provide that, once executives attain their ownership guideline levels, they will remain in compliance with the guidelines despite future changes in stock price and salary, as long as their share holdings do not decline below the number of shares at the time that share ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares or the date that the executive satisfies our stock ownership guidelines. In February 2010, the Compensation Committee amended the stock retention requirements so that executive officers are required to hold any such shares for one year following the date of acquisition of such shares, even if this one-year holding period extends beyond termination of employment.

Process for Approving Long-Term Awards

The Committee approves long-term awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at the regularly scheduled February Committee meeting.

The Committee has delegated authority to management to approve equity grants for new hires and promotions below the level of senior vice president. These grants are effective on the 15th of the month following the hiring or promotion. The Committee approves any grants to newly hired or promoted senior executives. The grant date for these equity awards is the applicable meeting date of the Committee at which the grants are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing price of the stock on the date of grant. The number of stock options awarded to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date. The number of performance shares and units or restricted units awarded to an individual is determined by a formula that divides the compensation value of the grant being awarded by the average closing price of the Company’s Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

While we do not have a policy that addresses the specific issue of whether equity grants may be approved prior to the release of material information, our practice is to approve annual equity grants at our regularly scheduled February Committee meeting to minimize any discretion in the timing of grants.

Derivatives Trading and Hedging

All employees, including the Named Executive Officers, are subject to our Personal Securities Trading Policy. Under this policy, employees are prohibited from engaging in short sales, including “short sales against the box” and from hedging their equity-based awards. Our Board of Directors has also adopted a policy prohibiting our officers who are subject to the reporting and trading provisions of Section 16 of the Securities Exchange Act of 1934, as amended, from holding shares of our Common Stock in a margin account. In addition, Section 16 officers may not enter into other arrangements involving the pledge or use as collateral of our securities to secure personal loans or other obligations.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for the Chief Executive Officer and the other Named Executive Officers to maximize the tax deductibility of the payments as “performance-based” compensation under Section 162(m) to the extent practicable. In 2009, substantially all such compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

Our Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentive, book value units, performance shares and units, and restricted stock units paid to a Named Executive Officer who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax adjusted operating income for the prior year.

42	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009.

THE COMPENSATION COMMITTEE

James G. Cullen

Gordon M. Bethune

Constance J. Horner

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	43

EXECUTIVE COMPENSATION (CONTINUED)

2009 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2009, December 31, 2008, and December 31, 2007, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Carbone, our principal financial officer, and Messrs. Grier, Baird, and Winograd, our three most highly-compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2009.

For information on the role of each compensation component within the total compensation packages of the Named Executive Officers, please see the relevant description in the Compensation Discussion and Analysis.

(1)	The amounts reported in the Salary column include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Carbone, Grier, Baird, and Winograd in the amounts of $31,738, $10,969, $25,508, $8,892, and $15,123, respectively. In 2009, an extra bi-weekly pay period resulted in the salary paid being higher than annual salary.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2010 for performance in 2009, February 2009 for performance in 2008, and February 2008 for performance in 2007. For 2009, includes special one-time cash awards related to the Wachovia transaction.

(3)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares at target and restricted stock units, as applicable, granted in each respective year, as calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718 (formerly Statement of Financial Accounting Standards 123(R)) (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized over the requisite service period of the award. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the awards. In 2008, the NEOs received special grants of restricted stock units related to senior management succession.

44	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

2009 SUMMARY COMPENSATION TABLE (continued)

EXECUTIVE COMPENSATION (CONTINUED)

(4)	The amounts reported in the Option Awards column represent the aggregate grant date fair value for stock options granted in each respective year, as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions in Footnote 3 of the Grants of Plan-Based Awards Table below. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options. In 2008, the NEOs received special grants of stock options related to senior management succession.

(5)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the Prudential SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on September 30, 2006, September 30, 2007, December 31, 2008, and December 31, 2009, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of 5.75% for 2006, 6.25% for 2007, 6.00% for 2008, and 5.75% for 2009, and a Cash Balance Formula interest crediting rate of 4.75% for 2006, 4.75% for 2007, 4.25% for 2008, and 4.50% for 2009. Accordingly, the change in pension value for 2007, 2008, and 2009 is 12 months, 15 months, and 12 months, respectively. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld, Baird, and Winograd accrue pension benefits under the Traditional Pension Formula and Messrs. Carbone and Grier accrue pension benefits under the Cash Balance Formula (both formulas are described in the Pension Benefits section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2008).

The amounts reported in this column also include above-market interest on the SESP; specifically, $1,097 for Mr. Strangfeld, $371 for Mr. Carbone, $624 for Mr. Grier, $276 for Mr. Baird, and $592 for Mr. Winograd.

(6)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(7)	Mr. Baird was appointed an executive officer in January 2008

(8)	Mr. Winograd was appointed an executive officer in January 2008.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	45

EXECUTIVE COMPENSATION (CONTINUED)

ALL OTHER COMPENSATION

Name	Year	Perquisites(a)	PESP Contributions(b)	SESP Contributions(b)	Total
John R. Strangfeld	2009	$46,497	$7,692	$31,738	$85,927
	2008	$107,768	$7,346	$29,631	$144,745
	2007	$22,762	$7,385	$15,000	$45,147
Richard J. Carbone	2009	$18,943	$9,800	$10,969	$39,712
	2008	$15,051	$9,200	$10,712	$34,963
	2007	$—	$9,000	$9,800	$18,800
Mark B. Grier	2009	$34,327	$9,800	$25,508	$69,635
	2008	$29,581	$9,200	$24,069	$62,850
	2007	$29,044	$9,000	$13,604	$51,648
Edward P. Baird	2009	$20,443	$9,800	$8,892	$39,135
	2008	$14,873	$9,200	$8,508	$32,581
Bernard B. Winograd	2009	$19,435	$7,385	$15,123	$41,943
	2008	$16,908	$7,092	$14,508	$38,508

(a)	For Mr. Strangfeld, the amount reported in the Perquisites column represents the incremental cost for home security services of $24,736 and the costs associated with company-provided vehicles for personal and commuting purposes of $21,761. We view the provision of security services for Mr. Strangfeld as a necessary business expense given his position as our Chief Executive Officer. The home security costs reported for 2008 for Mr. Strangfeld reflect significant one-time costs for installation. For Messrs. Carbone, Grier, Baird, and Winograd, the amounts reported represent the costs for personal and commuting use of company-provided vehicles. The amounts reported in the table for personal and commuting use of vehicles reflect our determination of the costs allocable to the actual personal and commuting use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(b)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each Named Executive Officer.

GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of the Named Executive Officers, information concerning awards under our long-term incentive compensation plan for 2009 and grants of equity awards made during 2009.

2009 Grants of Plan-based Awards Table

Name	Grant Date	All Other Stock Awards, Number of Shares of Stocks or Units (#) (1)	All Other Option Awards, Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
John R. Strangfeld	02/10/2009	137,615			3,481,660
	02/10/2009		242,312	25.30	2,364,965
Richard J. Carbone	02/10/2009	27,523			696,332
	02/10/2009		48,463	25.30	472,999
Mark B. Grier	02/10/2009	110,092			2,785,328
	02/10/2009		193,850	25.30	1,891,976
Edward P. Baird	02/10/2009	31,758			803,477
	02/10/2009		55,918	25.30	545,760
Bernard B. Winograd	02/10/2009	52,929			1,339,104
	02/10/2009		93,197	25.30	909,603

(1)	The amounts reported in the All Other Stock Awards column represent restricted stock units awarded to the Named Executive Officers under our Omnibus Plan in 2009. Restrictions on the restricted stock units will lapse after three years from the grant anniversary date.

(2)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to the Named Executive Officers under our Omnibus Plan in 2009. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for these stock options is the closing market price of our Common Stock on the grant date of February 10, 2009 ($25.30 per share).

(3)	The amounts reported in the Grant Date Fair Value column have been calculated, in the case of the restricted stock unit awards, as the number of units multiplied by the closing market price of our Common Stock on the grant date of February 10, 2009 ($25.30 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 4.85 year life expected for each option, expected dividend yield is 1.1%, risk-free rate of return of 1.75%, and expected price volatility of 48.96%.

46	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

OUTSTANDING EQUITY AWARDS

The following table provides information on the Named Executive Officer’s outstanding equity awards as of December 31, 2009. The equity awards reported in the Stock Awards columns consist of performance shares and restricted stock unit (“RSUs”) awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2009 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards, Number of Unearned Shares, Units or Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)
John R. Strangfeld	02/10/2009	—	242,312	25.30	02/10/2019	137,615	6,847,722
	02/12/2008	48,771	97,544	69.03	02/12/2018			45,418	2,260,000
	01/18/2008	—	143,177	80.00	01/18/2018	50,907	2,533,132
	02/13/2007	44,206	22,104	91.73	02/13/2017			21,569	1,073,273
	02/14/2006	71,628	—	76.15	02/14/2016
	02/08/2005	95,026	—	55.75	02/08/2015
	02/10/2004	111,810	—	45.00	02/10/2014
Richard J. Carbone	02/10/2009	—	48,463	25.30	02/10/2019	27,523	1,369,544
	02/12/2008	9,754	19,509	69.03	02/12/2018			9,084	452,020
	01/18/2008	—	45,393	80.00	01/18/2018	15,909	791,632
	02/13/2007	18,112	9,057	91.73	02/13/2017			8,838	439,779
	02/14/2006	29,348	—	76.15	02/14/2016
	02/08/2005	41,225	—	55.75	02/08/2015
	02/10/2004	48,917	—	45.00	02/10/2014
Mark B. Grier	02/10/2009	—	193,850	25.30	02/10/2019	110,092	5,478,178
	02/12/2008	39,017	78,035	69.03	02/12/2018			36,334	1,807,980
	01/18/2008	—	120,806	80.00	01/18/2018	42,953	2,137,341
	02/13/2007	44,206	22,104	91.73	02/13/2017			21,569	1,073,273
	02/14/2006	63,669	—	76.15	02/14/2016
	02/08/2005	83,846	—	55.75	02/08/2015
Edward P. Baird	02/10/2009	—	55,918	25.30	02/10/2019	31,758	1,580,278
	02/12/2008	11,255	22,510	69.03	02/12/2018			10,481	521,535
	01/18/2008	—	44,743	80.00	01/18/2018	15,909	791,632
	02/13/2007	8,596	4,299	91.73	02/13/2017			4,195	208,743
	02/14/2006	13,928	—	76.15	02/14/2016
	02/08/2005	17,748	—	55.75	02/08/2015
	02/10/2004	18,344	—	45.00	02/10/2014
Bernard B. Winograd	02/10/2009	—	93,197	25.30	02/10/2019	52,929	2,633,747
	02/12/2008	18,758	37,517	69.03	02/12/2018			17,469	869,257
	01/18/2008	—	53,692	80.00	01/18/2018	19,091	949,968
	02/13/2007	25,786	12,894	91.73	02/13/2017			12,582	626,080
	02/14/2006	36,809	—	76.15	02/14/2016
	02/08/2005	29,812	—	55.75	02/08/2015
	02/10/2004	16,306	—	45.00	02/10/2014

(1)	The Option Awards reported above vest at the rate of one-third per year on the anniversary of the date of grant, except for the options granted on January 18, 2008. In the case of the options granted to Messrs. Strangfeld, Grier, Baird, and Winograd on that date, these options vest as to one-half of the underlying shares after two years, and as to one-quarter of the underlying shares each after year three and four. In the case of the option granted to Mr. Carbone on that date, this option vests as to two-thirds of the underlying shares after two years and, except as provided in the grant acceptance agreement related to this grant, the remaining one-third of the underlying shares will become exercisable three years from the date of grant.

(2)	The Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested columns reflect the number of restricted stock units outstanding, and corresponding market value based on the closing market price of our Common Stock on December 31, 2009. For the February 10, 2009, grants, restrictions lapse after three years. For the January 18, 2008, grants to Messrs. Strangfeld, Grier, Baird, and Winograd, restrictions on one-half of the restricted stock units will lapse after two years and one-quarter will lapse after each of the third and fourth years. For the January 18, 2009, grant to Mr. Carbone, restrictions on two-thirds of the restricted stock units will lapse after two years, and except as provided in the grant acceptance agreement related to this grant, the remaining one-third will lapse after three years.

(3)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares that would be received by each Named Executive Officer at the target pay- out level for the 2007 and 2008 grants. The dollar values reported represent the estimated value of the outstanding performance shares at the target payout level for the 2007 and 2008 grants, based on the closing market price for our Common Stock on December 31, 2009 ($49.76 per share). Grants were made for three-year performance cycles, with the 2007 grant representing the 2007–2009 performance cycle and the 2008 grant as the 2008–2010 performance cycle.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	47

EXECUTIVE COMPENSATION (CONTINUED)

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the Named Executive Officers’ stock awards that vested from January 1, 2009, through December 31, 2009. During 2009, none of the Named Executive Officers exercised any stock options.

2009 STOCK VESTED TABLE

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John R. Strangfeld	19,278	487,733
Richard J. Carbone	7,899	199,845
Mark B. Grier	17,136	433,541
Edward P. Baird	3,749	94,850
Bernard B. Winograd	9,907	250,647

(1)	The amounts reported in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the 2006 performance share grants at 80.75% of target in February 2009.

(2)	The amounts reported in the Stock Awards — Value Realized on Vesting column represent the product of the number of shares of our Common Stock released and the closing sale price of our Common Stock on the date of vesting in February 2009 ($25.30 per share).

PENSION BENEFITS

The following table provides information on the defined benefit retirement plans in which the Named Executive Officers participate, including the present value of accumulated benefits as of December 31, 2009, except as noted, payable for each of the Named Executive Officers under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 5.75%. Cash Balance Formula accounts are assumed to grow with interest at 4.50% until commencement of pension benefits. No additional earnings or service after December 31, 2009, are included in the calculation of the accumulated benefits.

2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	32	1,847,621	—
	Supplemental Retirement Plan—Traditional Pension Formula	32	23,646,905	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a(1)	24,582	—
Richard J. Carbone	Merged Retirement Plan—Cash Balance Formula	12	1,425,602	—
	Supplemental Retirement Plan—Cash Balance Formula	12	1,452,563	—
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	14	1,485,473	—
	Supplemental Retirement Plan—Cash Balance Formula	14	2,660,937	—
Edward P. Baird	Merged Retirement Plan—Traditional Benefit Formula	30	2,538,683	—
	Supplemental Retirement Plan—Traditional Pension Formula	30	4,840,633	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a(1)	23,994	—
Bernard P. Winograd	Merged Retirement Plan—Traditional Benefit Formula	13	459,638	—
	Merged Retirement Plan—Cash Balance Formula	n/a(1)	4,954	—
	Supplemental Retirement Plan—Traditional Pension Formula	13	6,472,091	—

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the Named Executive Officers.

48	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

The Merged Retirement Plan

Our indirect wholly-owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the Named Executive Officers, and other salaried employees in the United States. The Merged Retirement Plan provides benefits to essentially all of our employees in the United States. It is subject to both the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.”

Traditional Pension Formula

All employees under the Traditional Pension Formula are 100% vested in their accrued benefits. Benefits payable under the Traditional Pension Formula are determined using a formula based on Average Eligible Earnings (as defined below) and years of Credited Service (as defined below). Benefits under the Traditional Pension Formula are subject to the limits of the Code and determined using the following formula:

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2009, “Average Eligible Earnings” are determined by taking an average of earnings (base salary plus annual cash incentive payments for performance for that year) over a period of time beginning January 1, 2001, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefit) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service; and

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either:

•	after attainment of age 55 with 10 years of vesting service;

•	after attainment of age 65; or

•	due to an involuntarily termination (other than for cause or exhausting short term disability benefits) after attainment of age 50 with 20 years of continuous service (the “50/20 Provision”).

If a participant is eligible to retire, the following additional benefits are provided under the Traditional Pension Formula:

•	survivor benefits with no actuarial reduction;

•	lesser, or no, reduction in benefit for benefit commencement before age 65; and

•	an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following

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EXECUTIVE COMPENSATION (CONTINUED)

the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. In conjunction with this decision, we offered in 2001 a one-time conversion election, known as the “Pension Choice Election”, for then current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to choose whether to have their individual retirement benefits determined under the Traditional Pension Formula or the Cash Balance Formula. Those who chose the Cash Balance Formula through the Pension Choice Election process are 100% vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Benefits under the Cash Balance Formula are subject to the limits of the Code and computed using a cash balance methodology that provides for credits to be made to a hypothetical account. The hypothetical accounts are allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual cash incentive payments (when paid). Interest credits are made to the participant’s hypothetical account each month. The Cash Balance Formula sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2009 was 4.25%.

Active participants on June 30, 2003, received an additional credit equal to the participant’s Supplemental Retirement Plan cash balance formula benefit determined as of January 1, 2002, if any. Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity or 50% contingent annuity. Employees who chose the Cash Balance Formula in the Pension Choice Election process have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until and benefits will commence on:

•	for Messrs. Strangfeld, Baird, and Winograd (whose Cash Balance Formula benefits are due only to the Demutualization
Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Carbone and Grier, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

The Supplemental Retirement Plan and Prudential SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan exempt from most of ERISA’s substantive provisions and designed to provide benefits larger than those permitted under the Code limits. It is designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the Named Executive Officers, who would have been provided additional benefits under the Traditional Pension Formula or Cash Balance Formula of the Merged Retirement Plan except for Code provisions that limit the amount of pension benefits that may be paid and earnings that may be considered in determining pension benefits under a tax-qualified retirement plan.

The Prudential SERPs provide “Mid-Career Hire Benefits” and “Early Retirement Benefits” to certain eligible executives, including the Named Executive Officers. The provision of either of these benefits requires the approval of our Board of Directors and the Committee. Mid-Career Hire Benefits are designed to attract and retain key talent at the highest level by compensating eligible executives for the loss of potential retirement benefits if they resign their position with another employer to work for us. Early Retirement Benefits are designed to recognize the service and contributions of certain eligible executives who are involuntarily terminated by exempting these executives from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Merged Retirement Plan and the Supplemental Retirement Plan. No Named Executive Officer is currently accruing benefits under the Mid-Career Hire Benefits provision or eligible for benefits under the Early Retirement Benefits provision. Because Messrs. Strangfeld and Winograd are eligible for retirement, and otherwise would have a reduced benefit under the Traditional Pension Formula, they are potentially eligible for benefits under the Early Retirement Benefits provision. Were either of Messrs. Strangfeld or Winograd to qualify for Early Retirement Benefits, his benefits would not be subject to reduction upon an involuntary termination of employment.

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EXECUTIVE COMPENSATION (CONTINUED)

Prior to January 1, 2009, pension benefits under the Supplemental Retirement Plan and the Prudential SERPs were generally paid in the same form and at the same time as elected under the applicable component of the Merged Retirement Plan. Retirement-eligible Traditional Pension Formula participants may elect to receive the Supplemental Retirement Plan and Prudential SERPs benefits in the form of a lump sum.

Effective January 1, 2009, in accordance with Section 409A of the Code, pension benefits under the Supplemental Retirement Plan and the Prudential SERPs are no longer payable in the same form and at the same time as elected under the applicable component of the Merged Retirement Plan, but rather are payable at a pre-determined time and in a pre-determined form as set forth in the plan document.

Benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit in order to be consistent with assumptions used in the Company’s financial statements.

Certain eligible employees, including the Named Executive Officers, were permitted to make an irrevocable election regarding the form of payment for these pension benefits in 2008. As part of this election, each of the Named Executive Officers elected to receive their Supplemental Retirement Plan and Prudential SERPs benefits, if any, in the form of a lump sum. By doing so, Messrs. Carbone and Grier forfeited their eligibility for a Prudential SERPs benefit since Prudential SERPs benefits are not provided to participants under the Cash Balance Formula who receive their benefit in the form of a lump sum.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the Named Executive Officers’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”).

2009 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
John R. Strangfeld	SESP	31,738	31,738	23,680	—	558,460
	Deferred Compensation	—	—	225,417	—	4,266,273
Richard J. Carbone	SESP	10,969	10,969	7,972	—	191,031
	Deferred Compensation	—	—	177,463	(226,149)	3,773,040
Mark B. Grier	SESP	25,508	25,508	13,667	—	332,506
	Deferred Compensation	—	—	—	—	—
Edward P. Baird	SESP	8,892	8,892	5,919	—	143,430
	Deferred Compensation	—	—	—	—	—
Bernard B. Winograd	SESP	15,123	15,123	12,692	—	299,382
	Deferred Compensation	—	—	777,847	—	3,018,323

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table).

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent Company’s contributions to each Named Executive Officer’s SESP account (which amounts are also included in the All Other Column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Withdrawals/Distributions column represent distributions in 2009 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year which began as monthly payments in 2007. Distribution options for payments under the Deferred Compensation Plan are chosen as lump sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections. Participants may change notional fund elections once per month.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and the Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

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EXECUTIVE COMPENSATION (CONTINUED)

The SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the Named Executive Officers, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($245,000 in 2009) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the Named Executive Officers under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rates in effect for each quarter of 2009 were 4.85%, 4.80%, 4.75%, and 4.75% . A participant’s account is distributed to an employee six months after the participant’s separation from service.

The Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives, including the Named Executive Officers, in the United States the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

While we have not entered into employment agreements with our executive officers, including the Named Executive Officers, they are eligible to receive certain benefits in the event of a termination of employment, including following a change in control of the company, under the Prudential Severance Plan for Senior Executives (the “Severance Plan”) and the Prudential Financial Executive Change of Control Severance Program (the “Change in Control Program”). Mr. Strangfeld does not participate in the Severance Plan.

For a presentation of the estimated payments and benefits that would potentially be payable to the Named Executive Officers in the event of their termination of employment, including following a change in control of the Company, see below.

Severance Plan

The Severance Plan, which covers approximately 130 executives provides the conditions under which severance payments may be made to the Named Executive Officers (other than Mr. Strangfeld). If an involuntary termination of employment occurs that satisfies the conditions in the Severance Plan, an executive is eligible for severance payments ranging from 12 to 18 months of base salary and bonus. The Severance Plan does not provide, however, for the accelerated vesting of outstanding equity awards or for severance payments if an executive voluntarily resigns or retires, or terminates employment by reason of death or disability.

Change in Control Program

The Change in Control Program provides a mechanism to encourage a limited group of executive officers to negotiate a transaction that could provide significant value to our shareholders, despite the uncertainty of whether the culmination of the transaction will result in his or her employment being terminated or position being substantially reduced. Of the executive officers eligible to participate in the Change of Control Program, currently 11 individuals, including each of the Named Executive Officers, have been designated by the Committee as “Tier 1” executives who are eligible for the maximum benefits payable under the program.

Before payments may be made under the Change in Control Program, two events (or triggers) must have occurred:

•	a change in control of Prudential Financial must have occurred; and

•

the designated executive officer’s employment must, within two years following the change in control, either have his or her employment terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

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EXECUTIVE COMPENSATION (CONTINUED)

The current payments and benefits provided under the Change in Control Program are as follows:

•

a lump-sum payment equal to the sum of two times his or her annual base salary and bonus (based on the average of the annual cash incentive payments for the previous three calendar years), but only if he or she agrees to execute a non-solicitation and non-competition agreement (a “Release”);

•	a payment equal to the present value of the retirement benefits that he or she would have accrued during the period of time on which the lump-sum payment in the preceding paragraph is based; and

•	continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Both the Change in Control Program and the Omnibus Incentive Plan provide for accelerated vesting of outstanding unvested equity awards in the event of a change in control of the Company only if the Committee determines prior to the change in control that outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. This provision of the Omnibus Incentive Plan applies to all employees who hold outstanding unvested equity awards in the event of a change in control, and is not an additional benefit provided to participants in the Change in Control Program. If the Committee determines in good faith that such awards will be honored or assumed or substituted with equitable replacement awards made by a successor employer, then the vesting of such awards will not accelerate and payments will be made early only if the employment of an eligible executive officer is subsequently terminated.

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EXECUTIVE COMPENSATION (CONTINUED)

In the case of the Named Executive Officers, the various payments and benefits provided under the Severance Plan, the Change in Control Program the Omnibus Incentive Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options
Voluntary Termination; Early or Normal Retirement		Subject to the approval of our Board of Directors, upon a voluntary termination of employment, each Named Executive Officer may be eligible to receive an annual cash incentive payment based on the current year’s business and individual performance because each of them is retirement eligible under the Merged Retirement Plan. This amount is payable following the completion of the performance year.

Except for stock options granted on January 18, 2008, upon a voluntary termination of employment by a Named Executive Officer, each of whom is eligible for approved retirement treatment under the Omnibus Incentive Plan:

•    vested stock options remain exercisable for a period of up to five years from the employment termination date; and

•    unvested stock options continue to vest according to the original vesting schedule if a release of claims is executed. Once vested, these options can be exercised up to five years from the employment termination date.

For stock options granted on January 18, 2008, upon a voluntary termination of employment:

•    by a Named Executive Officer (other than Mr. Carbone) before January 18, 2012, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days from the employment termination date.

•    by a Named Executive Officer (other than Mr. Carbone) on or after January 18, 2012, unexercised stock options remain exercisable for a period of up to five years from the employment termination date.

•    by Mr. Carbone before January 18, 2011, except as provided in the grant acceptance agreement, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days from the employment termination date.

•    by Mr. Carbone on or after January 18, 2011, unexercised stock options remain exercisable for a period of up to five years from the employment termination date.

Involuntary Termination Without Cause	Assuming all eligibility conditions are satisfied, under the Severance Plan, the Named Executive Officers (other than Mr. Strangfeld) may be eligible for severance payments of up to 18 months of salary and annual incentive (as calculated under the Severance Plan).	Subject to the approval of our Board of Directors, each Named Executive Officer may be eligible to receive an annual cash incentive payment based on the current year’s business and individual performance. This amount is payable following the completion of the performance year.

Except for stock options granted on January 18, 2008, upon an involuntary termination of employment, with respect to a Named Executive Officer, each of whom is eligible for approved retirement treatment under the Omnibus Plan:

•    vested stock options remain exercisable for a period of up to five years from the employment termination date; and

•    unvested stock options continue to vest according to the original vesting schedule if a release of claims is executed. Once vested, these options can be exercised for up to five years from the employment termination date.

For stock options granted on January 18, 2008, upon an involuntary termination of employment by a Named Executive Officer, the unvested stock options are pro-rated and are exercisable for up to 90 days from the employment termination date.

54	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Restricted Stock Units	Performance Shares	SERP	Additional Retirement Accruals

Except for the restricted stock unit awards granted on January 18, 2008, upon a voluntary termination of employment by a Named Executive Officer, each of whom is eligible for approved retirement treatment under the Omnibus Plan, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting period. For restricted stock units granted on January 18, 2008, upon a voluntary termination of employment by a Named Executive Officer, all outstanding units are forfeited, unless provided otherwise in the applicable grant acceptance agreement.

	Upon a voluntary termination of employment by the Named Executive Officers, each of whom is eligible for approved retirement treatment under the Omnibus Incentive Plan, each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee, if a release of claims is executed.		Upon a voluntary termination of employment, the Named Executive Officers, each of whom is retirement eligible under the Merged Retirement Plan, will receive an additional benefit based on the annual cash incentive.
Except for the restricted stock unit awards granted on January 18, 2008, upon an involuntary termination of employment by a Named Executive Officer, each of whom is eligible for approved retirement treatment under the Omnibus Plan, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting period. For restricted stock unit awards granted on January 18, 2008, upon an involuntary termination of employment, outstanding units are pro-rated and replaced with unrestricted shares of our Common Stock.	Upon an involuntary termination of employment by a Named Executive Officer, each of whom is eligible for approved retirement treatment under the Omnibus Plan, each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee, if a release of claims is executed.	Upon an involuntary termination of employment, Messrs. Strangfeld and Winograd will be retirement eligible and may receive a Prudential SERP Early Retirement Benefit.	Upon an involuntary termination of employment with severance paid under the Severance Plan, the Named Executive Officers will receive additional benefits based on their respective annual incentive payments and, except for Mr. Strangfeld who is not eligible for the Severance Plan, additional benefits based on severance payments. Traditional Pension Formula and Supplemental Retirement Plan payments to Messrs. Baird and Winograd will include the amount of severance paid as eligible earnings and will add as Credited Service the period of time over which the severance is based (e.g., 78 weeks). Cash Balance Formula and Supplemental Retirement Plan payments to Messrs. Carbone and Grier will include the amount of severance as eligible earnings.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	55

EXECUTIVE COMPENSATION (CONTINUED)

	Severance	Annual Incentives	Stock Options
Separation Due to Change in Control	Assuming all eligibility conditions are satisfied, each Named Executive Officer is eligible for severance payments under the Change of Control Program described under the heading “Post-Employment Compensation Arrangements—Change of Control Program” contained in this proxy statement.	Subject to the approval of our Board of Directors, each Named Executive Officer may be eligible to receive his respective annual cash incentive payment based on an average of the previous three years’ annual incentive awards.

(Includes Restricted Stock Units/Performance Shares)

Both the Change of Control Program and the Omnibus Plan provide for accelerated vesting of stock options and restricted stock units, and the payment of outstanding performance shares at target in cash or shares within 30 days of a change in control only if the Committee determines prior to the change in control that outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. This provision of the Omnibus Plan applies to all employees who hold unvested equity grants in the event of a change in control, and is not an additional benefit provided to the Named Executive Officers. If the Committee determines in good faith that such awards will be honored or assumed or substituted with equitable replacement awards made by a successor employer, then the vesting of such awards will not accelerate and payments will be made early only if the employment of a participant is subsequently involuntarily terminated without cause. For the purposes of the table, we have assumed that the existing awards of the Named Executive Officers will not be substituted for other awards.

Separation Due to Disability

Subject to the approval of our Board of Directors, each Named Executive Officer will be eligible to receive a discretionary annual cash incentive payment based on an average of the previous three years’ annual incentive awards.

Upon a separation due to disability, stock option vesting accelerates with up to three years to exercise.
Separation Due to Death

Subject to the approval of our Board of Directors, each Named Executive Officer will be eligible to receive an annual cash incentive payment based on an average of the previous three years’ annual incentive awards.

Upon a separation due to death, stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

56	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Restricted Stock Units	Performance Shares	SERP	Additional Retirement Accruals	Health/Life
See Stock Options	See Stock Options	Upon a separation due to a change in control of the company, Messrs. Strangfeld and Winograd will be retirement eligible and may receive a Prudential SERP Early Retirement Benefit.	Upon a separation due to a change in control of the company, each Named Executive Officer will receive additional benefits based on his respective annual cash incentive payments.	Assuming all eligibility conditions are satisfied, each Named Executive Officer is eligible for health benefits under the Change of Control Program described under the heading “Post-Employment Compensation Arrangements—Change of Control Program” contained in this proxy statement.
All restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.	All outstanding awards of performance shares are paid at target in shares of our Common Stock.		Upon a separation due to disability, under the Cash Balance Formula, Messrs. Carbone and Grier would receive additional credits until pension commencement, which is assumed to be each Named Executive Officer’s Normal Retirement Date. The Named Executive Officers will also receive additional benefits based on their respective annual incentive payments.	Upon a separation due to disability, each Named Executive Officer receives a monthly disability payment based on the Named Executive Officer’s salary plus the greater of the most recently paid annual cash incentive award or the average of the last three most recently paid annual cash incentive awards. For each of the Named Executive Officers, except Mr. Baird, the disability payment will be based on the average of the last three most recently paid cash incentive awards.
All restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.	All outstanding awards of performance shares are paid at target in shares of our Common Stock.		Upon a separation due to death, the benefit payable to the Named Executive Officer’s spouse will be increased by including in eligible earnings the Named Executive Officer’s annual cash incentive payment.

SEVERANCE LIMITATION POLICY

In addition to the foregoing programs, our Board of Directors has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the Named Executive Officers, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. For purposes of this policy, benefits do not include: the value of accelerated vesting of previously granted equity awards in accordance with the terms of a shareholder-approved plan, previously earned retirement benefits, or other amounts previously earned or accrued under any of our compensation or benefit plans.

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EXECUTIVE COMPENSATION (CONTINUED)

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

The following table presents, for each of the Named Executive Officers, the estimated payments and benefits that would have been payable as of the end of 2009 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the Named Executive Officer’s employment had been terminated as of December 31, 2009, the last business day of 2009, and using the closing market price of our Common Stock on December 31, 2009 ($49.76 per share).

Retirement eligibility differs according to the employment separation event. The table assumes that benefits are paid in an annuity form and commence on January 1, 2010, unless stated otherwise. The table also assumes Board of Director approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all Named Executive Officers.

The following items have been excluded from the table:

•

the benefits the Named Executive Officers would be entitled to in the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this proxy statement).

•

additional payments to the Named Executive Officers under the PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance, and dental insurance), which do not discriminate in scope, terms, or operation in favor of the Named Executive Officers and are generally available to all salaried employees.

•

the effects of an involuntary separation for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, restricted stock units, and stock options. The Named Executive Officers will receive no additional payments for a separation for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the Named Executive Officers. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						12,059,565	(1)
	Annual Incentive		4,600,000	(2)	4,600,000	(2)	3,833,400		3,833,400		3,833,400
	Long-term Incentive:	Stock Options(3)
		RSUs					9,380,855	(4)	9,380,855	(4)	9,380,855	(4)
		Performance Share					3,333,273	(5)	3,333,273	(5)	3,333,273	(5)
	Benefits:	SERP			9,616,572		9,372,610
		Health/Life					5,244	(6)	13,434,763
		Addtl. Retire Accruals	1,770,663		1,770,663		1,100,909		1,100,909		548,329
	Total		6,370,663		15,987,235		39,085,856		31,083,200		17,095,857
Richard J. Carbone	Severance Payment				3,085,100		5,074,322	(1)
	Annual Incentive		2,000,000	(2)	2,000,000	(2)	1,556,700		1,556,700		1,556,700
	Long-term Incentive:	Stock Options(3)
		RSUs					2,161,176	(4)	2,161,176	(4)	2,161,176	(4)
		Performance Share					891,799	(5)	891,799	(5)	891,799	(5)
	Benefits:	SERP
		Health/Life					12,573	(6)	3,017,061
		Addtl. Retire Accruals	244,860		622,570		190,587		781,996		194,588
	Total		2,244,860		5,707,670		9,887,157		8,408,732		4,804,263

58	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS (CONTINUED)

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
Mark B. Grier	Severance Payment				5,950,100		9,600,354	(1)
	Annual Incentive		4,000,000	(2)	4,000,000	(2)	3,116,700		3,116,700		3,116,700
	Long-term Incentive:	Stock Options(3)
		RSUs					7,615,519	(4)	7,615,519	(4)	7,615,519	(4)
		Performance Share					2,881,253	(5)	2,881,253	(5)	2,881,253	(5)
	Benefits:	SERP
		Health/Life					13,352	(6)	12,636,160
		Addtl. Retire Accruals	394,745		981,939		307,576		2,736,566		314,787
	Total		4,394,745		10,932,039		23,534,754		28,986,198		13,928,259
Edward P. Baird	Severance Payment				1,890,000		3,111,405	(1)
	Annual Incentive		2,000,000	(2)	2,000,000	(2)	810,000		810,000		810,000
	Long-term Incentive:	Stock Options(3)
		RSUs					2,371,910	(4)	2,371,910	(4)	2,371,910	(4)
		Performance Share					730,278	(5)	730,278	(5)	730,278	(5)
	Benefits:	SERP
		Health/Life					2,783	(6)	2,986,842
		Addtl. Retire Accruals	1,659,829		1,942,863		398,302		398,302		199,035
	Total		3,659,829		5,832,863		7,424,678		7,297,332		4,111,223
Bernard B. Winograd	Severance Payment				5,350,100		9,453,473	(1)
	Annual Incentive		3,500,000	(2)	3,500,000	(2)	2,966,700		2,966,700		2,966,700
	Long-term Incentive:	Stock Options(3)
		RSUs					3,583,715	(4)	3,583,715	(4)	3,583,715	(4)
		Performance Share					1,495,338	(5)	1,495,338	(5)	1,495,338	(5)
	Benefits:	SERP			3,403,479		2,929,314
		Health/Life					2,896	(6)	7,491,270
		Addtl. Retire Accruals	785,220		1,964,707		579,404		579,404		288,966
	Total		4,285,220		14,218,286		21,010,840		16,116,427		8,334,719

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of an additional two years of credited service.

(2)	Includes annual incentive award amount for 2009 performance. Does not include the incremental amounts related to the disposition of the Wachovia Securities joint venture interest which are not taken into account for purposes of determining company pension and severance benefits.

(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.

(4)	Includes the accelerated value of the 2008 and 2009 restricted stock units based on the closing market price of our Common Stock on December 31, 2009 ($49.76).

(5)	Includes the value of 2007 and 2008 target performance shares paid based on the closing market price of our Common Stock on December 31, 2009 ($49.76).

(6)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2010 premium and contribution rates continue for the full 18 months.

The amounts reported in the preceding table are in addition to amounts each Named Executive Officer earned or accrued prior to the date of the hypothetical termination of employment, such as balances under our deferred compensation plan, accrued retirement benefits, previously vested restricted stock units and stock options, and accrued vacation. For information about these previously earned and accrued amounts, see the 2009 Outstanding Equity Awards at Fiscal Year End Table, the 2009 Stock Vested Table, the 2009 Pension Benefits Table, and the 2009 Nonqualified Deferred Compensation Table, which are set forth elsewhere in this proxy statement.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	59

GENERAL INFORMATION ABOUT THE MEETING

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date, March 12, 2010. Shareholders of our Class B Stock, as of March 12, 2010, are also entitled to vote their shares. At the close of business on that date, a total of [ ] shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to vote. Each share of Common Stock and Class B Stock is entitled to one vote, and the Common Stock and Class B Stock vote together as a single class on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote following the instructions listed on the Notice of Internet Availability and the proxy card, or by signing, dating and mailing the proxy card in the postage paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, and for the advisory vote on executive compensation.

Matters to Be Presented

We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm and the advisory vote on executive compensation.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast in respect of his or her election to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board of Directors, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

60	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

Board Recommendations

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $30,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

Admission

If you attend the Annual Meeting in person, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares.

Internet Access

You may listen to the Annual Meeting on the Internet by visiting www.investor.prudential.com. Please log in a few minutes early in the event you need to download any required software.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	61

GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2011 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than November 22, 2010.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2011 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 12, 2010, and no later than January 11, 2011. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary.

ELIMINATING DUPLICATIVE PROXY MATERIALS

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033.

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To participate during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2010 Annual Meeting, you may continue to register for electronic delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

62	Notice of Annual Meeting of Shareholders and 2010 Proxy Statement

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Prudential Financial Board believes that a significant majority of the Board should be independent directors. For this purpose, a director shall be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Prudential Financial that may impair, or appear to impair, the director’s ability to make independent judgments. With respect to each Director, the Board’s assessment and determination of such Director’s independence shall be made by the remaining members of the Board. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

An independent director is one who within the preceding three years:

•	has not been an employee, and whose immediate family member has not been an executive officer, of the corporation;

•

has not (nor has a member of his or her immediate family) received during any 12-month period more than $100,000 in direct compensation from the corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	has not (nor has a member of his or her immediate family) been employed by or affiliated with the corporation’s independent auditor in a professional capacity;

•	has not been employed as an executive officer of another company where any of the corporation’s present executives serve on that company’s compensation committee; and

•

has not had any other relationship with the corporation or its subsidiaries, either personally or through his employer, which, in the opinion of the board, would adversely affect the director’s ability to exercise his or her independent judgment as a director.

The following relationships will not be considered to be relationships that would impair, or appear to impair, a director’s ability to make independent judgments:

•

The director, or an immediate family member of a director, is an executive officer of a company that does business with Prudential Financial and the other company’s annual sales to, or purchases from, Prudential Financial are less than two percent of the annual revenues of Prudential Financial and less than two percent of the annual revenues of such other company;

•

The director is an executive officer of a company that is indebted to Prudential Financial or is an executive officer of a company to which Prudential Financial is indebted and, in either case, the aggregate amount of such debt is less than two percent of the total consolidated assets of Prudential Financial and less than two percent of the total consolidated assets of such other company; or

•

The director, or an immediate family member of a director, serves as an executive officer of a non-profit entity to which Prudential Financial or the Prudential Foundation makes discretionary contributions (i.e., excluding matching gifts) or other payments and all such discretionary contributions or other payments to such entity are less than two percent of that entity’s total annual charitable receipts and other revenues.

The Board will review annually all commercial and non-profit relationships between each director and Prudential Financial during the preceding three years and make a determination of such director’s independence, and Prudential Financial will disclose the Board’s determinations in the proxy statement.

Because Prudential Financial is a major financial institution, directors or companies with which they are affiliated will sometimes be borrowers from Prudential Financial or one of its subsidiaries or otherwise have a business relationship (e.g., investment management services, group insurance) with Prudential Financial or its subsidiaries. Directors and companies with which they are affiliated will not be given special treatment in these relationships, and borrowings by institutions affiliated with a director, other than publicly-offered debt instruments, must be specifically approved by the Investment Committee.

To help maintain the independence of the Board, all directors are required to deal at arm’s length with Prudential Financial and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

Notice of Annual Meeting of Shareholders and 2010 Proxy Statement	63

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 10, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/prudential • Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the

      USA, U.S. Territories & Canada any time on a

      touch tone telephone. There is NO CHARGE

      to you for the call.

•     Follow the instructions provided by the recorded

      message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals
The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	02 - Gordon M. Bethune	☐	☐	☐	03 - Gaston Caperton	☐	☐	☐

	04 - Gilbert F. Casellas	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	06 - William H. Gray III	☐	☐	☐

	07 - Mark B. Grier	☐	☐	☐	08 - Jon F. Hanson	☐	☐	☐	09 - Constance J. Horner	☐	☐	☐

	10 - Karl J. Krapek	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐

	13 - James A. Unruh	☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.

					For Against Abstain					For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.				☐ ☐ ☐		3. Advisory vote on compensation policies.			☐	☐	☐
B	Non-Voting Proposal — (Please select one option or leave blank if you do not want to participate.)
I would like a free tote bag from Prudential. ☐ I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1UPX

002CS40004        015JKI

ANNUAL MEETING OF SHAREHOLDERS
May 11, 2010, 2:00 p.m. EDT at
Prudential’s Corporate Headquarters,
751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Voting instructions are located on the front of this card. When you go on-line, you can also register to receive electronic delivery of future proxy mailings. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. EDT, May 10, 2010. Proxies submitted by mail must be received by 10:00 a.m. EDT, May 11, 2010. THANK YOU FOR VOTING!

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey.

If you wish to attend and vote at the meeting, please bring this Admission Ticket and identification with you.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 11, 2010.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2010, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 12, 2010, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 11, 2010, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2010. The Proxy Statement and Annual Report to Shareholders are available at www.investor.prudential.com.

Comments — If there are any comments that you would like to provide, please write them below.

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2010, 2:00 p.m. EDT at
Prudential’s Corporate Headquarters,
751 Broad Street, Newark, New Jersey 07102

You can vote and obtain
proxy materials by Internet!
Available 24 hours a day 7 days a week!
VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 11, 2010

The proxy materials for the annual meeting are available on the Internet. The items to be voted on are listed below. Follow the instructions to view the materials and vote on-line. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gaston Caperton, Gilbert F. Casellas, James G. Cullen, William H. Gray III, Mark B. Grier, Jon F. Hanson, Constance J. Horner, Karl J. Krapek, Christine A. Poon, John R. Strangfeld and James A. Unruh.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.
3.	Advisory vote on compensation policies.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at www.investor.prudential.com.

Easy On-Line Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:	Go to www.investorvote.com/prudential
Step 2:	Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences.
Step 5:	Make your voting selections as instructed on the screen and click the vote button to submit your vote.

002CS40094          014UDN

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 30, 2010, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. EDT on May 10, 2010, via the Internet or telephone or by 10:00 a.m. EDT on May 11, 2010, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet - Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

E-mail - Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 11, 2010, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. EDT.

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey.

014UDN

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 10, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/prudential • Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the

      USA, U.S. Territories & Canada any time on a

      touch tone telephone. There is NO CHARGE

      to you for the call.

•     Follow the instructions provided by the recorded

      message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals
The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	02 - Gordon M. Bethune	☐	☐	☐	03 - Gaston Caperton	☐	☐	☐

	04 - Gilbert F. Casellas	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	06 - William H. Gray III	☐	☐	☐

	07 - Mark B. Grier	☐	☐	☐	08 - Jon F. Hanson	☐	☐	☐	09 - Constance J. Horner	☐	☐	☐

	10 - Karl J. Krapek	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐

	13 - James A. Unruh	☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.

					For Against Abstain					For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.				☐ ☐ ☐		3. Advisory vote on compensation policies.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1UPX

<STOCK#>         014UBR

ANNUAL MEETING OF SHAREHOLDERS
May 11, 2010, 2:00 p.m. EDT at
Prudential’s Corporate Headquarters,
751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Voting instructions are located on the front of this card. When you go on-line, you can also register to receive electronic delivery of future proxy mailings. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. EDT, May 10, 2010. Proxies submitted by mail must be received by 10:00 a.m. EDT, May 11, 2010. THANK YOU FOR VOTING!

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey.

If you wish to attend and vote at the meeting, please bring this Admission Ticket and identification with you.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prudential Financial, Inc.	Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 11, 2010.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2010, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. held of record on March 12, 2010, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 11, 2010, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2010. The Proxy Statement and Annual Report to Shareholders are available at www.investor.prudential.com.